EXHIBIT 10.1

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

LICENSING AND SUPPLY AGREEMENT

THIS LICENSING AND SUPPLY AGREEMENT (this “Agreement”), effective as of this 31st day of October, 2005 (the “Effective Date”), is by and among GTC Biotherapeutics, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts with its principal offices at 175 Crossing Boulevard, Suite 410, Framingham, Massachusetts 01702 (“GTC”), and ATIII LLC, a limited liability company organized under the laws of the State of Delaware having its principal place of business at 175 Crossing Boulevard, Framingham, Massachusetts 01702 which is a wholly owned (100%) subsidiary of GTC, (“ATIII LLC”), and LEO Pharma A/S, a corporation organized under the laws of Denmark, with its principal offices at Industriparken 55, DK-2750 Ballerup, Denmark (“LEO”). LEO, ATIII LLC and GTC may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, GTC enjoys the full right and interest in and to GTC’s Intellectual Property Rights, Trademarks and Technical Information (as hereinafter defined); and

WHEREAS, LEO has substantial knowledge, experience and expertise in marketing and selling therapeutic drugs in the Territory; and

WHEREAS, GTC desires to grant to LEO an exclusive license (even as to GTC) in the Territory under GTC’s Intellectual Property Rights, Trademarks and Technical Information for purposes of this Agreement; and

WHEREAS, GTC desires to supply LEO with the Product in the Territory on an exclusive basis (even as to GTC), and LEO desires to accept such appointment; and

WHEREAS, GTC desires LEO to be the holder of the Marketing Authorization of the Product in the Territory; and

WHEREAS, the Parties intend to cooperate in the expansion of indications for the Product through clinical trials, regulatory approval, manufacturing, sales and marketing;

NOW, THEREFORE, in consideration of the foregoing and the mutual terms, conditions and agreements set forth herein, the Parties hereby agree as follows:

1. DEFINITIONS

As used in this Agreement, the singular includes the plural and the plural includes the singular, wherever so required by fact or context. Titles used in the Articles hereof shall be only for convenience and shall not be regarded as part of this Agreement. Schedule shall mean any schedule to this Agreement, each of them being made a part hereof. As used in this Agreement, and unless otherwise provided, the following terms shall have the meanings specified below. Certain other capitalized terms are defined elsewhere in this Agreement.

CONFIDENTIAL

A reference in this Agreement to GTC shall also include a reference to ATIII LLC and a reference to ATIII LLC in this Agreement shall also include a reference to GTC as the two Parties shall be treated as one legal entity in all aspects in this Agreement. Unless the prior written consent of LEO is obtained ATIII LLC shall for the term of this Agreement remain 100% owned by GTC.

“Adverse Event” (AE) shall mean any untoward medical occurrence in a patient administered a medicinal product and which does not necessarily have to have a causal relationship with this treatment as per the applicable ICH guidelines. An adverse event can therefore be any unfavorable and unintended sign (for example, an abnormal laboratory finding), symptom, or disease temporally associated with the use of a medicinal product, whether or not considered related to this medicinal product.

“Adverse Drug Reaction” (ADR) shall mean noxious and unintended responses to a medicinal product, as established by regional regulations, guidance, and practices.

“Affiliate(s)” shall mean with respect to any Party, any corporation, partnership or other business entity that controls, is controlled by, or is under common control with such Party. A corporation, partnership or other entity shall be regarded as in control of another corporation, partnership or entity if it owns or directly or indirectly controls at least fifty percent (50%) of the voting stock or other ownership interest of the other corporation, partnership or entity or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation, partnership or other entity or the power to elect or appoint at least fifty percent (50%) of the members of the governing body of the corporation, partnership or other entity. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

“Approval” means receipt of approval of an MAA for the Product from the European Commission, or approvals from other Regulatory Authorities in the Territory.

“Best efforts” shall mean the level of effort which, consistent with the exercise of prudent scientific and business judgment is diligently applied by the relevant Party to its other therapeutic products at a similar stage of development and with similar commercial potential.

“cGMP” means the regulatory requirements for current good manufacturing practices promulgated by (as applicable) the FDA, the European Commission or other applicable Regulatory Authority.

“Commercial Sale” means any commercial arms-length Sale of Product by LEO or any of its Affiliates to a Third Party (other than in any non-commercial patient use) following Regulatory Approval and, as applicable, Reimbursement Approval of the Product in the applicable jurisdiction.

“Cost of Goods” means the direct variable costs and direct fixed costs associated with the manufacture of the Product ex-factory. Direct variable costs shall be deemed to be the

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

cost of labor, raw materials, supplies and other resources directly consumed in the manufacture of such Product. Direct fixed costs shall be deemed to be the cost of facilities, utilities, insurance, equipment depreciation, allocable manufacturing administration, and other fixed costs directly related to the manufacture of such Product. Direct fixed costs shall be allocated to such Product based upon the proportion of such costs directly attributable to support of the manufacturing process for such Product. If a facility (not solely dedicated to the manufacture of the Product) is used to manufacture products for other programs of a Party, direct fixed costs shall be allocated in proportion to the actual use in days to manufacture the Product divided by the total number of days available on an annual basis (365). Except as otherwise provided in this Agreement, all cost of goods determinations made hereunder shall be made in accordance with US GAAP.

“CTD” means the Common Technical Document format (as defined by ICH) used to prepare an application to be filed with the FDA, the EMEA, or other applicable Regulatory Authorities after completion of human clinical trials to obtain marketing approval for the Product in the applicable jurisdiction.

“Effective date” shall mean the 31st day of October 2005.

“EMEA” means the European Medicines Agency or any successor agency with responsibilities comparable to the European Medicines Agency.

“Event of Default” means any failure of the Defaulting Party (as defined below) to cure any breach or default of any material covenant (including failure to perform) or agreement contained in this Agreement within a period of ************ days after receipt by the Defaulting Party of notice of such breach or default from the other Party.

“Defaulting Party” shall mean the Party to which such an event relates.

“************”.

“FDA” means the United States Food and Drug Administration or any successor agency with responsibilities comparable to the United States Food and Drug Administration.

“Field” means all therapeutic, diagnostic, prophylactic and monitoring applications of the Product in humans.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“GTC Intellectual Property Rights” means those patents, patent applications and in-licensed rights necessary to achieve the objectives of the Program and which are set forth in Schedule B herein, including but not limited to divisional applications, continuation applications, continuation-in-part applications and any patent issued on said applications and any reissues, extensions or Supplementary Protection Certificates granted on such patents.

“HD Indication” means the Product as indicated in patients with congenital antithrombin deficiency for the prophylaxis of deep vein thrombosis and thromboembolism in clinical risk situations (especially during surgery or during the peri-partum period), in association with heparin if indicated.

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

“ICH” means the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.

“Initial Term” means the period beginning on the Effective Date and continuing until the ************ anniversary of the date of Approval of the Product with the European Commission for the HD Indication, unless terminated earlier in accordance with the provisions of Article 13.

“Insolvency Event” means: (i) filing a petition in voluntary bankruptcy or making an assignment for the benefit of creditors or consenting to the appointment of a receiver of all or any substantial part of the property of a Party, or filing a petition to take advantage of any debtors act; (ii) the commencement against a Party of any case, proceeding or other action seeking the adjudication of such Party as bankrupt by a court of competent jurisdiction or the appointment by such a court of a trustee or receiver or receivers of such Party or of all or any substantial part of the property of such Party upon the application of any creditor in any insolvency or bankruptcy proceeding or other creditors suit, which case, proceeding or other action is not dismissed within ************ days after its commencement; or (iii) any event or act analogous to any of these.

“Invention” mean an invention conceived and reduced to practice by GTC, LEO or GTC and LEO jointly during the course of conducting the GTC Development Activities, the LEO Development Activities or development activities agreed jointly from time to time during the Term (whether or not patentable) necessary or useful to discover, develop, make, use or sell a Product.

“MAA” means a marketing authorization application or similar application filed with a Regulatory Authority after completion of human clinical trials to obtain marketing approval for the Product in the applicable jurisdiction.

“MedDRA” means the Medical Dictionary for Regulatory Activities Terminology developed under the auspices of ICH.

“Net Sales” means the gross invoiced Sales of LEO within the Territory (“Sale” to be defined as in the definition below) of the Product billed to independent Third Party customers (i.e. ex LEO Sales) less, to the extent such amounts are included in the gross invoiced sales price, the actual amount of: (i) freight and insurance costs incurred in transporting such Product to such customers; (ii) quantity, cash and other trade discounts actually allowed and taken; (iii) customs duties, surcharges and taxes and other governmental charges incurred in connection with the exportation or importation of such Product in final form; (iv) amounts repaid or credited by reason of rejections (due to Product spoilage, damage, expiration or useful life or otherwise) or retroactive price reductions; (v) amounts incurred resulting from governmental mandated rebate or discount programs; and (vi) Third Party rebates and charge backs actually allowed and taken, including without limitation hospital buying group charge backs, hospital buying group/group purchasing organization administration fees or managed care organization rebates. The amount of Net Sales accrued for any period shall be determined on the basis of Sales recorded in such period in accordance with the Danish Act on Commercial Enterprises’ Presentation of Financial Statements, etc. (Årsregnskabsloven).

“Other Study” means a study relating to the Product that cannot or will not be used for registration purposes.

“Patent Rights” means: (a) an unexpired patent which has not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken or has been taken within the required time period, including without limitation any substitution, extension, registration, confirmation, reissue, re-examination, renewal or any like filing thereof; and (b) pending patent applications, including without limitation any provisional, converted provisional, continued prosecution application, continuation, divisional or continuation-in-part thereof.

“Product” shall mean a product that is a pharmaceutical preparation for human use incorporating antithrombin alfa as its active pharmaceutical ingredients.

“Program” means the marketing, Sales, manufacturing and clinical development activities described in this Agreement.

“Registration Study” means a clinical or non-clinical trial that can be used to file for or extend an MAA.

“Regulatory Approval” means receipt of approval of a MAA or for revision of a MAA for any Product issued by any Regulatory Authority in the Territory that is required for the commercial sale of such Product in the applicable country or region within the Territory. Regulatory Approval shall not include Reimbursement Approval.

“Regulatory Authority” means the regulatory authority of any country or region in the Territory with responsibility for approving the Product for sale in such country.

“Reimbursement Approval” means the approval of the Reimbursement Price for any Product as established by a Reimbursement Authority in the Territory. Reimbursement Approval shall not include Regulatory Approval.

“Reimbursement Authority” means the regulatory authority of any country in the Territory with responsibility for setting the Reimbursement Price in such country.

“Reimbursement Price” means the reimbursement price for the Product established, approved and as modified from time to time by the Reimbursement Authority in the applicable country.

“Responses to Medicinal Product” means that a causal relationship between a medicinal product and an adverse event is at least a reasonable possibility (as per ICH guideline E2A). A reaction, in contrast to an event, is characterized by the fact that a causal relationship between the drug and the occurrence is suspected. For regulatory reporting purposes, if an event is spontaneously reported, even if the relationship is unknown or unstated, it meets the definition of an adverse event.

“Sale(s)” (or “Sell” or “Sold”) means any sale, assignment, transfer, conveyance or other disposition of the Product by LEO or any of its Affiliates to a Third Party (other than for quality assurance or control purposes). For the sake of clarification, a sale, assignment, transfer, conveyance or other disposition of the Product by LEO to any of its Affiliates shall not be considered a Sale for purposes of this definition.

“Second Indication” means the first indication for the Product other than the HD Indication for which the Parties develop the Product for use in the Territory or seek Regulatory Approval for the Product in the Territory.

“Serious Adverse Event/Adverse Drug Reaction” means in accordance with the applicable ICH guidelines, a serious adverse event or drug reaction is any untoward medical occurrence that at any dose:

•	results in death

•	is life threatening (Note: The term “life threatening” in the definition of “serious” refers to an event/reaction in which the patient was at risk of death at the time of the event/reaction; it does not refer to an event/reaction which hypothetically might have caused death if it were more severe)

•	requires inpatient hospitalization or results in prolongation of existing hospitalization

•	results in persistent or significant disability/incapacity

•	is a congenital anomaly/birth defect

•	results in other medically important conditions.

“Sharing Percentage” means, as to each party, the percentage of total worldwide sales of the Product that was represented by the Net Sales of the Product in its respective territory (with the definition of Net Sales to be deemed appropriately modified in the case of LEO to cover the Sales of LEO, its Affiliates, distributors, agents and other third parties engaged in the Sales on behalf of LEO in the LEO Territory) during the immediately preceding calendar year.

“Specifications” means the set of criteria for acceptance/rejection of bulk drug substance or the Product, as the case may be, when tested by methods described in the MAA (or equivalent), as approved by the Regulatory Authorities and any additional specifications as are mutually agreed upon by the Parties hereto in writing.

“Technical Information” means all information in the possession of GTC and/or its affiliates regarding preclinical, chemical-pharmaceutical and clinical data or other scientific information (including specifications, master batch records, analytical methods including validation protocols and the drug master file), trade secrets and know-how or uses for the Product including, but not limited to, marketing know-how or uses for the Product in the possession of GTC regarding the Product necessary for LEO to fulfill its obligations under this Agreement.

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

“Territory” means the countries and their respective territories and possessions listed in Schedule A.

“Third Party” means any person other than a Party or its Affiliates.

“Trademarks” means GTC’s trademarks, service marks, trade names, trade dress and logos used on or in connection with the identification or marketing of the Product, including those listed in Schedule B, hereto (as the same may be amended and supplemented from time to time by GTC as agreed and approved by the Coordinating Committee).

“Unit” means one international unit (IU) of antithrombin as measured by a thrombin inhibition assay consistent with the European Pharmacopoeia.

“Waste” shall mean a “hazardous substance” (as defined in the Federal Comprehensive Response, Compensation and Liability Act, as amended) and “Waste” (as defined in the Federal Resource Conservation and Recovery Act, as amended), and includes waste of any kind, including without limitation both routine process waste and by-product which are disposed of, and the foreign equivalents of such terms as defined by the relevant regulatory authorities of countries other than the United States.

2. LICENSE GRANT and APPOINTMENT

2.1 Appointment and Grant. GTC and ATIII LLC hereby grants LEO, and LEO accepts from GTC and ATIII LLC, an exclusive license (even as to GTC) within the Field in the Territory with the right to sublicense within the Territory under the GTC Intellectual Property Rights, Trademarks and Technical Information owned by, or licensed to, GTC and ATIII LLC to import, store, package, label, use, develop, register, sell, and offer for sale, distribute and have imported the Product in the Field and in the Territory. LEO shall undertake to inform GTC of such sublicenses within ************ days prior to entering into an agreement, and give GTC an opportunity to comment and ensure that such sub licensees adhere to the conditions set out in this Agreement to the extent necessary to protect the proprietary rights of GTC and ATIII LLC pursuant to this Agreement. In no other respect, other than as set out in this Agreement, may LEO or its sublicensees practice GTC Intellectual Property Rights, Trademarks and Technical Information.

3. COORDINATING COMMITTEE

3.1 Establishment of the Coordinating Committee. Promptly after the Effective Date, the Parties shall establish a committee consisting of personnel from GTC and LEO with expertise in clinical development, manufacturing, regulatory affairs, reimbursement, sales, marketing, intellectual property and finance (the “Coordinating Committee”). The Coordinating Committee shall be comprised of such number of members as the Parties may determine from time to time, except that each Party shall always have at least three (3) member representatives thereon. A Party may change one or more of its representatives to the Coordinating Committee at any time. Members of the Coordinating Committee may be replaced at any meeting by another member of the Coordinating Committee or by a deputy. Both Parties shall have equal voting rights notwithstanding the number of representatives of each present at any meeting of the

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

Coordinating Committee. Without limiting the generality of the foregoing, the Coordinating Committee shall decide on the following reserved matters:

(a) clinical issues: both Parties shall agree on the development plan and overall strategy for development of the Product both within and outside of the Territory respectively to the extent it may negatively impact the Territory. The Parties will also agree to discuss the obligation of LEO to initiate the process of obtaining scientific advice from the EMEA relating to the clinical development of the Product for the Second Indication, but agree that such advice will be sought within ************ days following execution of this Agreement. Budgets for jointly funded trials shall be approved by the Coordinating Committee.

All potential investigator sponsored studies both within and outside of the Territory will be subject to review of the Coordinating Committee to the extent it may negatively impact the Territory.

(b) non-clinical issues: both Parties shall agree on the development plan and overall strategy for development of the Product, both within and outside of the Territory respectively. Budgets for jointly funded Registration Studies shall be approved by the Coordinating Committee and paid for, cf. Article 6.1 (b).

(c) manufacturing/quality issues: both Parties shall agree on any issues related to changes in the manufacturing and/or quality that can affect the registration file.

The Coordinating Committee shall review on the following matters:

(d) regulatory affairs: both Parties shall review all issues or changes to be made to the regulatory files within the Territory, and outside the Territory where such changes can affect the registration within the Territory.

(e) review such actions as the Parties may decide are appropriate to further the development of the Product such as review of scientific publications, Investigator’s Brochure and medical information provided to healthcare professionals both within and outside of the Territory respectively.

(f) review the Sales and Marketing plan for the Product both within and outside the Territory.

(g) review and discuss new indications for the Product.

3.2 Operation of the Coordinating Committee. The Coordinating Committee shall meet at such times and places as it may determine but, in any event, it shall meet within ************ days after the Effective Date and at least once during each calendar quarter after the Effective Date. If the Coordinating Committee does not determine to meet elsewhere, its meetings shall alternate locations between the offices of GTC and LEO, with the first meeting to be held at LEO. The Coordinating Committee may meet in person or by video or telephone conference (if practical), and individual members may participate in any of the foregoing ways. All costs of participation by each member in the activities of the Coordinating Committee shall be borne by the Party appointing such member. LEO and GTC shall each designate one (1) of

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their respective representatives on the Coordinating Committee to act as Co-Chair. The Coordinating Committee shall appoint a secretary each year that shall maintain the records of the Coordinating Committee and shall keep minutes of the meetings thereof. The records and minutes shall be maintained in English. The secretary shall distribute minutes to all members of the Coordinating Committee at the same time not later than two weeks following said meeting. The secretary shall be provided on a rotating basis each year by GTC and LEO (initially to be selected by LEO). Moreover, each Party shall appoint one person as the point person for communications between the Parties regarding on-going progress hereunder.

3.3 Decision-Making. The Coordinating Committee will strive to reach consensus on matters over which it has authority. Subject to the foregoing and except as otherwise provided herein, if, at a meeting of the Coordinating Committee, the Coordinating Committee is unable to reach consensus on a particular issue, the members of the Coordinating Committee will make good faith efforts to resolve such issue over the next ************ days. If after ************ days such effort is unsuccessful, the Parties will refer any such dispute to two duly appointed senior officers of the Parties, one from GTC the other from LEO (e.g. the Chief Financial Officer, of GTC and the Head of Research and Development, of LEO for attempted resolution by good faith negotiations. Either Party may reject a proposal which the Party can demonstrate by objective financial, economic or regulatory data is likely to have a negative impact on the Party. If after a further period of ************ days the appointed officers of the Parties are still unable to solve the matter successfully, the Parties will refer the still pending dispute to the respective CEOs of the Parties for a final attempted resolution by good faith negotiations. In case the CEOs are also unable to reach a solution the matter may be referred to arbitration as set out below in Article 14 of the Agreement.

3.4 Limitations of Joint Steering Committee Powers. The Coordinating Committee will have only such powers as are specifically delegated to it in this Agreement, and will have no power to amend this Agreement or waive a Party’s rights or obligations under this Agreement.

4. MANUFACTURE AND SUPPLY OF PRODUCT

4.1 Manufacture of Product

The Parties agree to establish the operating procedures for forecasting, ordering, production scheduling and inventory management to meet the principles set out in Schedule D within ************ days following the execution of this Agreement and in accordance with the principles set forth in this Article 4.

(a) Representations, Warranties and Covenants of GTC. GTC or its subcontractors shall manufacture the Product in accordance with cGMP and the Specifications and deliver, within designated timeframes and agreed upon quantities, at the expense of LEO, the Product to LEO at such location or locations, specified by LEO in accordance with orders placed by LEO. Without limiting the foregoing, GTC shall and shall cause its subcontractors to perform, or have performed, at its own expense, each of the following activities with respect to Product to be supplied to LEO or intended for use by LEO:

(i) register and for the term of this Agreement undertake to maintain a valid registration of the GTC manufacturing facility (or, in GTC’s sole discretion, such other suitable facility as GTC may designate, including a Third Party manufacturing facility) with the relevant and appropriate Regulatory Authorities as a facility performing manufacturing operations for biological products and prepare site master files as required by applicable laws and regulations. GTC shall not make changes or take actions which will require LEO to amend any Registration including but not limited to transfer of any Product to alternative manufacturing facilities or changes in or replacement of equipment or a change in the Specifications, without the prior written consent of LEO via the Coordinating Committee, which consent shall not be unreasonably withheld; provided that such amendment is for good reason, including a change mandated by a Regulatory Authority, and any costs relating to such change or action shall be at the sole expense of GTC. All other changes specifically requested by LEO, which are not mandated by a Regulatory Authority, LEO will bear the costs relating to such change or action;

(ii) validate the production process for the Product to ensure that such process is compliant with cGMP as appropriate in the Territory. All Product delivered by GTC to LEO hereunder shall have been manufactured using a process that has been validated in accordance with cGMP and has been manufactured in compliance with the Specifications for such Product and with cGMP and all laws with respect to the manufacture of each Product.

(iii) handle and store the Product prior to shipment to LEO as mandated by cGMP to ensure that the raw materials, recipients, packaging articles, intermediate products and the Products are handled and stored under such conditions that the quality of such materials and the Products manufactured therefrom are not affected;

(iv) ensure that each shipment of the Product meets the Specifications and all applicable warranties set forth herein;

(v) deliver the Product to LEO in accordance with the procedure to be proposed by LEO with the approval of GTC, such approval not to be unreasonably withheld or delayed;

(vi) handle, store, treat and dispose of Wastes generated in the performance of its activities under this Article;

(vii) comply with all applicable laws and regulations relating to its activities hereunder, including without limitation cGMP; and

(viii) adopt and assure, if the GTC manufacturing facilities are being used to manufacture material other than the Product, that a standard operating procedure for segregation of the Product and such other materials manufactured has been established in such facilities.

(ix) supply sufficient quantities of the Product to LEO to satisfy the purchase requirements of LEO. In consideration of the arrangements provided in this Agreement, GTC agrees that LEO will be treated with “most favored distributor” status in connection with allocation of Product, so that if there is a shortfall of Product as between LEO and a distributor (including GTC) outside the LEO Territory, GTC will allocate Product in such a manner no less favorable to LEO than a percentage that is equivalent to the current Sharing Percentage of LEO. Failure by GTC to supply sufficient amounts of Product based on the

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

above forecasting shall not constitute a breach of this Agreement by GTC, provided such inability is caused by an increase in the forecast by more than ************ compared to the previous forecast received from LEO.

(x) except as otherwise specifically agreed between the Parties in writing, be responsible for procuring all raw materials and other components for each Product. All raw materials and components procured by GTC and used in the Product shall be tested (by GTC or its third party supplier thereof) to assure that they meet applicable Specifications and quality standards.

(xi) perform all of the services provided herein in compliance with all environmental laws and shall be solely responsible for all environmental losses at sites controlled by GTC. GTC shall be solely responsible for implementing and maintaining health and safety procedures for the manufacture, generation, packaging, handling and storage of the raw materials, hazardous materials, Waste, packaging components and Products as provided herein. Such procedures shall comply with all relevant environmental laws. LEO shall have no responsibility for developing, implementing or overseeing health and safety programs at GTC.

Subject to the rights and obligations vested in GTC under this Agreement GTC shall be permitted to contract with one or more Third Parties to perform the manufacturing activities described herein in accordance with the terms hereof. GTC shall be responsible for the performance of its subcontractors under this Agreement.

(b) Representations, Warranties and Covenants of LEO. LEO shall and shall cause any subcontractors, to comply with all applicable laws and regulations relating to its activities hereunder, including all requirements of the Regulatory Authorities and cGMP thereunder.

4.2 Quality Assurance. No later than 2 months after the Effective date, the Parties shall enter into a QA/QC Agreement substantially in the form of Schedule C. To the extent of any conflict or inconsistency between this Agreement and such QA/QC Agreement, the terms of and conditions of this Agreement shall control, unless otherwise agreed to in writing by the Parties.

4.3 Orders and Shipments

(a) LEO shall order the Product from GTC, and GTC shall supply the Product to LEO in accordance with the procedures set forth in Schedule D to cover the requirements of LEO for the Product for the performance of clinical trials and sale and distribution within the Territory.

(b) The Product supplied for purposes of commercial Sale shall have a minimum shelf life of ************ from the date of delivery assuming a total of ************ shelf life, however, no less than ************ of the applicable shelf life at time of delivery. The Product supplied for purposes of Clinical Studies shall have a minimum shelf life ************ from the date of delivery assuming a total of ************ shelf life, however, no less than ************ of the applicable shelf life at time of delivery.

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

(c) After delivery LEO shall, within ************ business days, visually inspect the Product shipment and communicate acceptance or rejection to GTC in writing. The Parties agree that the visual inspection by LEO consists of (i) comparing the applicable order against the documentation accompanying the shipment to verify that the delivery date, identity, quantity and exterior shipment labelling comply with the order and (ii) visually inspecting the exterior of the Product shipment to verify that the shipment appears to be in good condition.

(d) If GTC does not agree to any rejection of the Product the Parties will seek the opinion of an independent laboratory reasonably acceptable to both Parties, whose opinion shall be final and binding. The expenses for such expert opinion shall be borne by the Party shown to be wrong, or, if the expert cannot identify the responsible Party, then the Parties shall share equally the expenses connected with the expert and the expenses connected with the Products rejected and/or returned.

(e) Return and Replacement. Any quantities of the Product that are rejected and/or returned by LEO in accordance with this Agreement whose rejection has been accepted by GTC shall be returned to GTC at the expense of GTC and at the option of LEO (a) shall be replaced by GTC as quickly as possible at GTC’s sole expense and the payment in respect of such quantities postponed until such replacement quantities are received and accepted by LEO unless GTC is unable to do so, in which case (b) GTC shall refund any amounts paid in respect of such quantities to LEO.

4.4 Storage. LEO shall store and transport the Product in full accordance with the applicable rules and regulations in the relevant countries of the Territory, with the guidelines on the Good Distribution Practice - EU guidelines No C63 of 1994 or any current revision and with the instructions given by GTC, and the national health authorities in the relevant part of the Territory. In all cases, LEO shall comply with all applicable laws, rules and regulations concerning the labeling, packaging, warehousing and distribution of Product.

4.5 Return of Product. Unless LEO in each separate case in advance has explicitly accepted to receive such Products, which have passed the date of the minimum required remaining shelf life on the date received by LEO, then LEO may return such Product to GTC, or shall if GTC so desires be transported to a place designated by GTC for destruction. The destruction is to take place by an organization authorized for this purpose, such organization to issue an official confirmation of the destruction to GTC. All expenses regarding the transportation and/or destruction of such Product are to be paid by GTC. Upon the aforementioned disposal of the Products, GTC shall not later than ************ days after receipt of the returned Product or notification of the disposal hereof as mentioned above issue a credit note to LEO in the amount of the actual purchase price paid by LEO for the Products now returned.

4.6 Payments. LEO will pay GTC for all shipments of Product in accordance with the terms and conditions set forth in Article 8 below.

5. OBLIGATIONS OF THE PARTIES REGARDING MANUFACTURING, SALES and CLINICAL DEVELOPMENT OF PRODUCT

5.1 General Obligations. GTC shall be solely responsible for obtaining Approval of the Product with European Commission for the HD Indication. GTC shall be responsible for the manufacturing, testing, purification filling and finishing (to naked vials) of the Product. GTC shall be responsible for the conduct of all non-clinical activities regarding the Product. In the Territory, LEO shall be responsible for additional Product registration (meaning beyond HD) regulatory maintenance, adverse experience reporting, packaging, labeling, storage, marketing and Sales and distribution of the Product. In addition, LEO shall, with coordination, planning and agreement with GTC through the Coordinating Committee, be primarily responsible, for clinical development and regulatory activities associated with Registration Studies or Other Studies in the Territory as defined in Article 6.

For the avoidance of doubt, it is understood that the Coordinating Committee must approve clinical development plans and protocols for Registration Studies as set out in Article 3 above.

LEO will not commence the clinical development for indications beyond HD until GTC has obtained Approval of the Product from the European Commission for the HD Indication.

The cost associated with the non-clinical and clinical development activities shall be split between the Parties based on the guiding principles set out below in Article 6.

(a) GTC Development Activities. GTC will be responsible for undertaking the following overall development activities and will use Best Efforts to perform these: All product quality and non-clinical related issues in respect of the Product. The Coordinating Committee will monitor GTC’s performance of its obligations and progress towards achieving the goals set forth in the development plans presented to and approved by the Coordinating Committee.

(b) LEO Development Activities. LEO will be responsible for undertaking the following overall development activities and will use Best Efforts to perform these: All clinical and safety related issues in respect to the Product in the Territory. The Coordinating Committee will monitor the performance of LEO regarding its obligations and progress towards achieving the goals set forth in the development plans presented to and approved by the Coordinating Committee.

(c) Following the approval of the Product in the HD Indication by the European Commission, GTC shall, as soon as practical and after Approval by EMEA and the European Commission, make LEO the holder of the Marketing Authorization for the Product in the HD Indication together with the complete file, including correspondence with Regulatory Authorities in the Territory. LEO shall be responsible for transfer fees and other administrative fees associated with the maintenance of the MAA.

5.2 Specific LEO Obligations. LEO hereby agrees (and shall use Best Efforts to impose similar obligations on its distributors and agents within the Territory) to exercise its Best Efforts to import, label, pack, store, market, sell and distribute the Product for the HD Indication initially (after receipt of the Approval for the HD Indication) and LEO shall have the obligation, to label, market, sell and distribute the Product for any other indications subsequently approved for inclusion in the Product labeling by the Regulatory Authorities in the Territory. The above shall include:

(a) promote the sale of the Product in countries in the Territory, and prepare and disseminate promotional materials and advertising in all relevant local languages

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

(b) diligently progress clinical development through registration studies for additional indications in the Territory and provide the Coordination Committee with a draft clinical development plan for the ************Indication within ************ days of execution of this Agreement;

(c) establish and maintain a well-trained sales force for the Product (together with a well-trained support staff) adequate to service all the customers of LEO and to promote the sale of the Product in the Territory and keep the sales force knowledgeable and fully informed as to the Product, by among other things, requiring that they attend periodic LEO sponsored training.

(d) maintain a prompt delivery service compatible with good business practice, the nature of the Product, and the requirements of its customers;

(e) considering the characteristics of the Product, transport and store the Product to preserve the quality of the Product in accordance with all regulatory filings;

(f) obtain and maintain all material licenses, approvals and permits (other than those which must be obtained by GTC) necessary for LEO to perform its obligations under this Agreement;

(g) notify GTC as soon as practical upon its becoming aware of any material occurrence of disparagement of the Product or infringement of any rights relating to the Product in the Territory;

(h) promptly evaluate Adverse Events to determine if they are Serious Adverse Events and report to GTC any Serious Adverse Events in accordance with the Pharmacovigilance Procedures Agreement set out in Schedule E;

(j) establish and maintain suitable systems and records (including lot numbers of the Product sold and the purchasers of the Product) to enable a recall of Product in a timely, efficient and accurate manner and otherwise in accordance with applicable laws and regulations;

(k) abide by all applicable rules and regulations related to Sales, marketing, and reimbursement with respect to the Product in the Territory;

(l) ensure that no Product shipped by it at the time of shipment is adulterated or misbranded as a result of acts or omissions by LEO;

(m) provide timely and reasonable assistance to GTC to enable GTC to comply with its obligations under this Agreement, including without limitation by responding to reasonable requests by GTC and providing GTC with reasonable information relating to the Product; and

(n) conduct all regulatory activities necessary to obtain Product registration in all countries in the Territory which are not in the European Union, where it is commercially viable to do so, and not subject to the initial approval by the European

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

Commission for the HD indication. For this purpose GTC shall provide LEO with all of its relevant data regarding the Application for the HD Indication for the Product as submitted to FDA. Within ************days of execution of this Agreement, LEO will provide a plan and projected timeline for obtaining regulatory approvals in EMEA countries, where LEO has its own Affiliates. In case LEO within two years after Approval of the ************ indication has not applied for an MAA for that indication or is seeking to actively market the Product in specific countries within the Territory then GTC shall have the option to enter such countries on a semi-exclusive basis.

(o) maintain adequate control over the physical security of the Product, including, but not limited to controls necessary to prevent potential distribution or sale of Product outside of the Territory,.

(p) agree, after an Approval of the Product with the European Commission for the ************ Indication has been obtained, and subject to further negotiations with GTC, on an annual minimum royalty for three consecutive calendar years at a time to take effect from the second calendar year following said Approval of the Product with the European Commission for the ************ Indication. The annual minimum royalty shall be agreed upon by the Parties and subsequently monitored via the Coordinating Committee. The first time an annual minimum royalty is agreed shall be after realization of the first full calendar year of sale of the Product in the ************ Indication.

(q) Except to the extent resulting from (i) the activity or inactivity of GTC (including, without limitation, by GTC failing to timely Manufacture or supply Product to LEO or failing to comply with its obligations pursuant to this Agreement), (ii) a Force Majeure Event, (iii) the Product being voluntarily or involuntarily withdrawn from the market, or (iv) the Sale of the Product infringes the rights of a patent or trademark or other intellectual property held by a third party, if during the specific year , the actually paid up royalties in accordance with Article 8 does not equal an amount corresponding to the agreed annual minimum royalty for any calendar year in the Territory then (a) LEO shall pay to GTC an amount equal to the difference between (i) the annual minimum royalty agreed for that calendar year and (ii) the amounts already paid by LEO under Article 8 with respect to such calendar year, with such payments to be made simultaneously with the payments due LEO under Article 8 in respect of the fourth quarter of such calendar year, and (b) if LEO does not make such payments when due, GTC shall have the right to convert the licenses in Article 2.1 to non-exclusive licenses by written notice to LEO, if LEO has not cured such failure within ************ days following receipt of such notice. In addition, subject to the exceptions set forth in the first sentence of this Article 5.2 (q), in the event that the total annual Sales volume post approval of the ************ indication is not achieved in the Territory for three (3) consecutive calendar years, GTC shall have the right to convert the licenses in Article 2.1 to semi–exclusive licenses (meaning only GTC and its distributors and LEO and its distributors can act within the Territory) by written notice to LEO.

5.3 First Sale. LEO shall commence the marketing, sale and distribution of the Product in each country within the Territory where it is commercially viable to do so, as soon as commercially reasonable following the date on which the Regulatory Approval and Reimbursement Approval, as applicable, for the Product is granted in such country to the extent consistent with then current supply levels of Product satisfying the Specifications.

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

5.4 Restrictions. Notwithstanding the above and to the extent allowed by law within the Territory, LEO agrees that during the Term of this Agreement it shall not sell, co-promote or market, by itself or in cooperation with a Third Party, any plasma derived or recombinant Antithrombin product which is competitive to the Product. For the avoidance of doubt, LEO may market other products within the areas of ************ and anticoagulation, including (but not limited to) heparin and low molecular weight heparin.

LEO shall refrain from seeking customers, establishing any branch and/or maintaining any distribution depot regarding the Products outside the Territory and shall take legal measures to assure that no Product is imported into the United States or to any other country outside the Territory from any country within the Territory, for any purpose. GTC has neither expressly nor implicitly given its consent to the storage, distribution, promotion, marketing and sale of the Product outside the Territory, and GTC expressly reserves its right to enforce Trademarks and its GTC Intellectual Property Rights in the Product and to prevent the importation, storage, distribution, promotion, marketing and sale of the Product in any jurisdiction outside the Territory to the extent such prevention is legally possible.

GTC shall during the Term of this Agreement refrain from seeking customers, establishing any branch and/or maintaining any distribution depot regarding the Product within the Territory. Furthermore, GTC shall during the Term of this Agreement refrain from selling, co-promoting or marketing, (except for the purposes of conducting clinical trials in the HD Indication) by itself or in cooperation with a Third Party, any plasma derived or any recombinant antithrombin product or combination product incorporating the Product which is competitive to the Product. Notwithstanding the aforementioned GTC shall grant to LEO a right of first negotiation at similar terms as will be offered to a third party with respect to any combination products incorporating the Product, and analogs or derivatives of the Product that GTC develops.. If LEO chooses not to assume responsibility for such combination products, analogs or derivatives or if the Parties are unable to negotiate reasonable terms, then GTC shall have the right to market such combination products, analogs or derivatives.

In case of termination of this Agreement by LEO for Cause as mentioned below in Article 13.3 (a), GTC, its Affiliates and/or successors shall not sell, co-promote or market, by itself or in cooperation with a Third Party, any plasma derived or any recombinant antithrombin product or combination product incorporating the Product, including GTC’s antithrombin alfa, in the Territory for up to ************ years after termination.

5.5 Specific GTC Obligations. GTC hereby agrees to exercise its Best Efforts to do the following:

(a) ensure that all Product shipped hereunder at the time of shipment is not adulterated or misbranded as a result of acts or omissions by GTC;

(b) obtain and maintain in its name or in the name of any of its Affiliates all material licenses, approvals and permits (other than those which must be obtained by LEO) for the Product necessary for GTC to perform fully its obligations under this Agreement;

(c) provide LEO, from time to time, with data, analyses, studies and other information available to GTC at any time during the Term which the Coordination Committee believes will assist LEO in its brand planning and marketing activities for the Product in the Territory;

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

(d) promptly evaluate Adverse Events to determine if they are Serious Adverse Events for the Product, report to LEO any Serious Adverse Events in accordance with the Pharmacovigilance Procedures Agreement set out in Schedule E;

(e) provide timely and reasonable assistance to LEO to enable LEO to comply with its obligations under this Agreement, including without limitation by responding to reasonable requests by LEO and providing LEO with information relating to the Product reasonably available to GTC; and

(f) establish and maintain suitable systems and records to enable a recall of Product in a timely, efficient and accurate manner and otherwise in accordance with applicable laws and regulations;

(g) promptly after execution of this Agreement provide LEO with relevant information with respect to GTC’s MAA to assist LEO in making appropriate filings in the Territory.

(h) provide LEO with an Approved Product for HD in the European Union.

(i) provide LEO with all of GTC’s relevant data regarding the Application for the HD Indication for the Product as submitted to FDA.

5.6 Support for New Indications. Either Party shall have the right, but not the obligation, to conduct clinical trials for the Product for a Second, and subsequent, Indication(s) in the Territory. In the event of an unsuccessful Phase II or Phase III trial beyond HD, LEO shall within ************ months of the draft study report inform the Coordinating Committee of its intention to continue clinical development by presenting a development plan to the Coordinating Committee. If LEO has not presented a development plan and provided LEO decides not to terminate the Agreement, then LEO and GTC shall agree to the annual minimum royalty obligation based on available objective financial and economic data in the manner set out in Articles 5.2 (p) and 5.2 (q) to begin with the next calendar year following the decision by LEO not to terminate the Agreement.

5.7 Further Warranties

(a) Each of GTC and LEO represents, warrants and covenants to the others that

(i) it has the authority and right to enter into and perform this Agreement;

(ii) no authorization, consent or approval of, or any filing or registration with, any governmental authority or regulatory body or any other Third Party (other than as contemplated by this Agreement) is required for the execution, delivery and performance of this Agreement;

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

(iii) the execution, delivery and performance of this Agreement will not conflict with the terms of any other agreement to which it is or may become a party or by which it is or becomes bound and

(iv) this Agreement is a legal and valid obligation binding upon it and is enforceable against it in accordance with its terms.

(b) GTC represents and warrants that, to its knowledge as of the Effective Date, the manufacture, use, development, sale or importation of the Product in the Territory will not infringe the intellectual property rights of any Third Parties.

(c) GTC represents and warrants that neither GTC nor any of its Affiliates is or has been a party to any agreement with the U.S. federal government, any foreign government or an agency thereof pursuant to which the U.S. federal government, any foreign government or such agency provided funding for the development of the Product that would give the U.S. federal government, any foreign government or any agency thereof any rights therein.

(d) GTC represents and warrants that it has made available to LEO the true and correct copies of all of the following information in its possession or control to the extent related to the development, manufacture and commercialization of the Product as conducted to date:

(i) Adverse Event reports;

(ii) clinical study reports and material study data; and

(iii) inspection reports, notices of adverse findings, warning letters, regulatory approval filings.

(e) GTC represents and warrants that all of the studies, tests and pre-clinical and clinical trials of the Product conducted prior to, or being conducted as of, the Effective Date have been and are being conducted in accordance with all applicable laws and regulations in all material respects.

5.8 Pharmacovigilance. Each Party shall have the reporting responsibility in its own territory and for exchange of drug related information arising out of its own territory with the other Party. No later than ************ months after the Effective Date, the Parties shall enter into a Pharmacovigilance Agreement substantially in the form of Schedule D to govern collection, investigation and reporting to the regulatory authorities and each other of Product-related adverse drug experience reports, quality reports and complaint reports such that each of the Parties can comply with its legal obligations worldwide. The standard operating procedure will be promptly amended as changes in legal obligations require.

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

5.9 Rights for LEO to negotiate to take over certain parts of the Manufacturing During the term of this Agreement LEO may, upon written notice to GTC, initiate good faith negotiations for the semi-exclusive right to test, purify, fill and finish (to naked vials) the Product in the Territory. Under such terms LEO shall have the right to appoint subcontractors to perform these duties on behalf of LEO.

5.10 Not later than ************ months following the Effective Date GTC shall undertake to demonstrate to LEO that detailed back-up plans for securing adequate supplies of raw materials to meet the reasonable requirements of LEO at all times for the Product have been fully prepared and implemented by GTC.

6. SUPPORT FOR NEW INDICATIONS

For the purposes of this Agreement, Clinical Trials for indications other than HD shall be divided into two major types.

Clinical Studies can be categorized as:

6.1 For “Registration Studies” the paying Party can have the data filed in its Territory, i.e., if both Parties pay, the data can be filed in both Parties’ territories. If only one Party pays, then that Party owns the data and only that Party can have the data filed in its Territory, except with respect to a ************ , which shall be paid for by LEO.

(a) LEO will fund and use its Best Efforts to progress the Program for new indications in the Territory, with GTC having the option, but not the obligation to participate in such funding. Should LEO provide the funding for such clinical trials in the Territory, and GTC subsequently wishes to utilize the data from such clinical trials to support approvals in jurisdictions outside the Territory, it shall compensate LEO for such use. The amount and form of such compensation and a premium, shall be negotiated by the Parties in good faith prior to the commencement of any clinical trial, but shall be based upon the scope and costs of the clinical trials to be conducted, as well as the jurisdictions and the patient population in those jurisdictions. A similar approach shall be used if GTC pays for any clinical trials outside the Territory and LEO wishes to use such data in support of regulatory submissions within the Territory.

LEO shall conduct a Phase II Registration Study of the Product in the ************ Indication. The design and scope of this Registration Study is to be discussed in the Coordinating Committee. This Phase II Registration Study shall be conducted as per the scientific advice of EMEA and in the Territory. This Registration Study will be at LEO cost and all data will be shared freely between the Parties.

As regards Phase III Registration Study for the ************ Indication, the Parties agree to the following principle in costing the Registration Study: LEO will only pay for clinical development conducted within the Territory. If a jointly funded Registration Study is performed, (i.e. including centers both within and outside the Territory), GTC shall pay the incremental increase in cost per patient outside the Territory (US centers) over that cost per patient within the Territory and the remaining costs are to be shared ************ between the Parties. The following formula shall serve as a guide for determining the cost to be shared and the cost paid for by GTC in these types of Registration Studies:

To be shared:

************

To be paid by GTC:

************

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

(b) For non-clinical studies LEO will pay for requirements specifically made by EMEA for registration of the ************ indication in the Territory subject to the prior approval by LEO of the budget for such cost. For indications beyond ************ the Parties will split the cost on a ************ basis for such non-clinical studies in a similar manner as described above in the first paragraph of Article 6.1 (a).

6.2 For “Other Studies” the Parties can freely use the data regardless of which Party conducted and paid for the study.

7. REGULATORY REQUIREMENTS

7.1 Regulatory and Reimbursement Approvals. GTC shall obtain Approval of the MAA submitted prior to the signing of this Agreement from the European Commission for the Product in the European Union, and promptly hereafter cause Genzyme Corporation to transfer the marketing authorization in European Union to LEO. Until the transfer of the MAA has been effected GTC shall cause Genzyme Corporation to adhere to all reasonable instructions given by LEO from time to time in respect of engaging with the EMEA. Upon completion of the transfer LEO will act as marketing authorization holder. LEO, as Marketing Authorization holder, shall apply for Regulatory Approvals (other than the MAA for the Product for the HD Indication in the EU) and, if applicable, Reimbursement Approvals in its own name or in the name of one of its Affiliates, distributors or agents subject to the following conditions:

(i) that the corresponding initial application, any material amendment to such application (including any variation in the Specifications and any content on any Product label or package insert), and any answers to questions pertaining to that part of the manufacturing process under the control of GTC, for a country in the Territory shall be submitted to the Regulatory Authorities only after approval by the Coordinating Committee of such initial application, amendment, or answers, which approvals shall not be unreasonably withheld or delayed;

(ii) that the contents of the applications shall at all times be kept strictly confidential by LEO and GTC; and

7.2 Suspension of Distribution. Each Party shall notify the other promptly if it becomes aware of a problem with the quality or safety of the Product distributed in the Territory, or a directive from the FDA, the EMEA, or any other applicable Regulatory Authority related to Product distributed in the Territory. Upon receipt of any such notice from GTC, LEO, in consultation with GTC, shall determine whether to immediately suspend Sales and distribution of the Product in the Territory. After any such suspension, LEO shall in its reasonable discretion determine whether and when to resume Sales and distribution of the Product; provided, however, that no such suspension shall be deemed to be a default by LEO hereunder except to the extent

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

that LEO does not resume Sales and distribution of the Product within ************ days after the Parties agree that such quality problem has been resolved. Should LEO resume Sales contrary to GTC’s advice substantiated in writing to LEO, LEO shall be responsible for any liability towards third parties as a result of continued Sales of such Product in the Territory.

7.3 Product Recall. Each Party shall promptly notify the other Party of any recalls required by the FDA, the EMEA, or other applicable Regulatory Authority or Reimbursement Authority with respect to the Product. Upon such a recall, LEO and GTC shall determine if such recall is applicable to any Product lot in distribution in the Territory and immediately notify its affected customers in the Territory using a letter containing appropriate instructions as to whether the customer should return or dispose of the affected Product. GTC shall be responsible for any expenses incurred by LEO associated with the mailing, shipping and reasonable administrative expenses in connection with such a recall as well as the cost of replacement Product for LEO and its customers, unless the reason for the recall is caused by the negligence of LEO, in which case LEO shall be responsible for any expenses incurred by GTC or LEO associated with the mailing, shipping and reasonable administrative expenses in connection with such a recall in the Territory as well as the cost of replacement Product for LEO and its customers.

7.4 Records. Each Party shall maintain for two (2) years after the termination or expiration of this Agreement the systems and records specified in Article 7.3 or 7.5, as the case may be, and such other information as shall reasonably be required to effect a recall of the Product in the Territory, and shall make such information available to the other Party, at its request, in the event of such a recall. Furthermore, each Party shall cooperate with the other Party in investigating any Product failure which results in the need for a recall in the Territory.

7.5 Advertising and Promotional Materials. As permitted by applicable laws and regulations, all documentary information, promotional material and oral presentations (where practical) promoting the Product in the Territory shall display (a) the trademarks, logos and trade dress of the Product in a manner that promotes the Product, and (b) the names and/or logos of each of the Parties in an appropriate manner and shall identify LEO as the marketing authorization holder (initially GTC )as the manufacturer, and LEO as a distributor, of the Product, and ATryn® as a Trademark of GTC, unless otherwise required by applicable law, regulation or requirement of the EMEA or other Regulatory Authority. LEO shall be responsible for reviewing and discussing all promotional material to be used in the Territory with the EMEA and other applicable Regulatory Authorities or Reimbursement Authorities in the Territory, and LEO shall file with the EMEA and any other applicable Regulatory Authorities or Reimbursement Authorities all promotional materials in accordance with applicable regulatory requirements.

8. CONSIDERATION

Immediately upon execution of this Agreement, LEO will make a one time, nonrefundable payment to GTC of $2M USD. An additional $1M USD will be paid to GTC upon GTC receiving notification of a positive opinion by the European Commission regarding GTC’s submission for the HD indication for the Product. If, in the reasonable discretion of LEO, to an Approval cannot be achieved within ************ month from receiving notification, then payment of said additional $1M USD shall be deferred to 5 bank days after Leo has been informed of the actual grant of the Approval. An additional $2M USD will be paid upon GTC receiving Approval.

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

LEO shall make the following additional payments to GTC. These payments shall be primarily, but not exclusively used by GTC to pay for process scale-up for GTC’s capital requirements, and to expand production capacity with respect to the Product. GTC shall determine the timing for the initiation (and utilization of funds) for such process scale-up.

8.2 In connection with clinical trial activities in the Territory for ************ (or an alternative major indication mutually agreed by the Parties), LEO will make milestone payments to GTC according to the following schedule:

(a) ************ upon completion of a Phase II clinical trial the results of which shall, in the opinion of GTC and LEO be sufficient to begin the process of enrolling patients for a Phase III clinical trial.

(b) ************ upon initiation of enrollment for a Phase III clinical trial;

(c) ************ upon completion of a Phase III clinical trial meeting the primary endpoints of the trial.

(d) ************ upon submission of the MAA to EMEA;

(e) ************ upon approval of the indication;

(f) ************ upon first approval in Canada (for any indication); and

(g) ************ upon first approval in first country in the Middle East (for any indication);

(h) ************ in the first calendar year when annual Net Sales in the Territory reach ************

(i) ************ in the first calendar year when annual Net Sales in the Territory reach ************

If prior to Approval by the European Commission of the ************ Indication annual Net Sales within one calendar year reach at least ************ LEO shall pay to GTC ************. If annual Net Sales within one calendar year reach at least ************ LEO shall pay to GTC an additional amount ************. In such an event milestones (b) though (e) shall not apply. If one or more of milestones (b) through (e) have already been paid, the aforementioned amounts to be paid shall be reduced on a dollar-for-dollar basis.

For any other indications LEO wishes to pursue, LEO shall pay GTC pursuant to mutually agreed upon milestones, but the Parties shall take into account the market for the indication and the cost of development for such indications, all within the overall economic framework of the Agreement.

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

8.3 Prior to Approval of the ************ Indication LEO will in addition to the royalty mentioned in Article 8.6 pay a transfer price based on GTC’s Cost of Goods with no mark-ups until GTC’s Cost of Goods fall below an average ************ of Net Sales calculated in any given quarter for filled and unlabeled finished Product.

Once GTC’s Cost of Goods goes below ************ of Net Sales in any given quarter or upon Approval of ************ Indication then LEO will in lieu of the above transfer price and in addition to the royalty mentioned below in Article 8.6 pay to GTC a transfer price based on the following schedule:

************ of Net Sales on the first ************ of annual Net Sales

************ of Net Sales on the second ************ of annual Net Sales

************ of Net Sales thereafter based on annual Net Sales

8.4 In case GTC is able to provide documentation to prove that Cost of Goods have increased due to a change in the Formulation of the Product by more than ************ over the average Cost of Goods for the previous twelve calendar months, then the Parties shall in good faith enter into negotiations for a change in the transfer price accordingly.

8.5 After Approval of ************ Indication the minimum transfer price will be set at ************ per IU. Prior to Approval of the ************ Indication the maximum transfer price shall be set at ************ per IU.

8.6 LEO will pay to GTC a royalty of ************ of Net Sales.

8.7 LEO shall pay GTC for clinical or other non- commercial materials transferred to LEO on an ex-factory basis, at GTC’s Cost of Goods with no mark-up.

8.8 Royalty and Supply Price Accounting. The royalty payments and the Supply Price shall be prepared and reconciled as set forth in Schedule D.

8.9 Quarterly Reports. Commencing with the first calendar quarter after receipt of Approval for the HD Indication:

(a) the aggregate amount of the royalty payments accruing to GTC during such calendar quarter;

(b) the Units, gross Sales and the Net Sales of Product accrued during such calendar quarters on a country-by-country basis;

(c) the amount and basis for all deductions taken in the calculation of Net Sales for such period; and

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

(d) each exchange rate used in converting into U.S. dollars any payments or other amounts denominated in a currency other than U.S. dollars for quarterly Net Sales calculations the rate for quarterly Net Sales calculations the rate of exchange used for any involved currency must be as the average rate of exchange for the quarter in question as announced by a mutually acceptable reference as agreed from time to time by the Parties.

(e) the timing of the reporting mentioned in this Article 8.9 will be agreed upon between the Parties within ************ days of the Effective Date.

With respect to any calendar quarter for which no payment is due, LEO shall so report. The chief financial officer of LEO shall state, on behalf of LEO, in each report delivered by LEO to GTC under this Article, that the contents of such report are true, correct and complete to the best of knowledge and information by LEO.

8.10 Books of Account of LEO; Audits. LEO shall keep, and shall require its Affiliates, to keep and complete accurate records and books of account containing data reasonably required for the computation and verification of payments due and payable. LEO shall open such books and records upon reasonable notice during business hours for inspection by an independent certified accountant selected by GTC and reasonably acceptable to LEO, for the sole purpose of verifying the amount of payments due and payable to GTC.

GTC shall not be entitled to conduct any such inspection more than once in each calendar year during the term of this Agreement. GTC shall be responsible for all expenses of each such inspection; provided that if any inspection reveals an underpayment greater than ************ of the amounts due to GTC, and an independent auditor conducted such inspection or verified the conclusions of such inspection made by GTC, then LEO shall pay all reasonable and documented expenses of such inspection, including without limitation the reasonable and documented expenses incurred in connection with the verification by an independent auditor of the conclusions of the inspection by GTC auditors, if applicable. The amount of any such underpayment, together with the expenses of such inspection, shall be due and payable within ************ days after the receipt by LEO of the written report thereof.

8.11 Books of Account of GTC; Audits. GTC shall keep, and shall require its Affiliates, to keep and complete accurate records and books of account containing data reasonably required for the computation and verification of its production costs for the Product. GTC shall open such books and records upon reasonable notice during business hours for inspection by an independent certified accountant selected by LEO and reasonably acceptable to GTC, for the sole purpose of verifying the production costs for the Product.

LEO shall not be entitled to conduct any such inspection more than once in each calendar year during the term of this Agreement. LEO shall be responsible for all expenses of each such inspection; provided that if any inspection reveals a deviation in the production costs for the Product greater than ************ of the amounts claimed by GTC, and an independent auditor conducted such inspection or verified the conclusions of such inspection made by LEO, then GTC shall pay all reasonable and documented expenses of such inspection, including without limitation the reasonable and documented expenses incurred in connection with the verification by an independent auditor of the conclusions of the inspection by GTC auditors, if applicable. The amount of any such excess payment, together with the expenses of such inspection, shall be due and payable within ************ days after the receipt by GTC of the written report thereof.

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

8.12 Payment Terms. All payments to be made under this Agreement shall be payable in U.S. dollars by certified or bank check or by wire transfer in immediately available funds to such account(s) as GTC may designate in writing to LEO. For the purposes of this Agreement, “U.S. dollars” shall mean United States dollars and any successor currency thereof as the lawful currency of the United States of America. Subject to Article 13.1, LEO shall also pay Royalties to GTC after the expiration or termination of this Agreement with respect to any monies received by LEO pursuant to revenues on Net Sales received after such expiration or termination.

8.13 Late Payments. In the event that any payment due from LEO under this Article 8 is not made within ************ days after such payment is due, interest shall accrue on such late payment from the date on which such amount became due at a rate per annum equal to the prime rate established by Bank of America, in Boston, Massachusetts, or at a lower rate if required by applicable law, calculated on the number of days that lapse until such amount is paid in full; provided, that if such payment has been delayed because it is related to a dispute raised by a Party in good faith that is undergoing the dispute resolution procedures set forth in Article 14.9 hereof, interest shall be calculated on the number of days payment is delinquent starting on the day after such dispute is finally resolved.

8.14 Withholding of Taxes. Any withholding of taxes levied by tax authorities on the payments hereunder shall be deducted by LEO from the sums otherwise payable by it hereunder for payment to the proper tax authorities on behalf of GTC and shall be borne by GTC. LEO agrees to cooperate with GTC in the event GTC claims exemption from such withholding or seeks deductions under any double taxation or other similar treaty or agreement from time to time in force, such cooperation to consist of providing receipts of payment of such withheld tax, tax certificates, affidavits or other documents reasonably available to LEO.

8.15 If prior to expiration or termination of the Agreement LEO faces competition within the Territory from a transgenically produced generic recombinant antithrombin product, and such product reaches a market share of ************ or more (in units) and the sales price in the market of such product is ************ or less of the price of the Product in the relevant country within the Territory then the royalty rates applicable at that time in accordance this Agreement shall be reduced by ************ on a country-by-country basis.

9. TRADEMARKS

GTC is responsible for registration, maintenance and defense of the Trademarks of the Product in the Territory.

9.1 Registration of the Trademark. GTC is at its own expense responsible for obtaining a valid and useful (as decided by the Coordinating Committee) registration of the Trademarks before approval of the Product in all countries of the Territory.

LEO shall use the Trademarks GTC has designated for the Product in the Territory (as set forth in Schedule B); provided, however, that in the event that LEO and GTC determine in good faith that such Trademark for the Product is not suitable for the use in the Territory, then GTC shall designate another trademark for the Product in the Territory acceptable to LEO, such acceptance not to be unreasonably withheld or delayed.

LEO shall not at any time register, or cause to be registered, in its name or in the name of another, or authorize the use of, during or after the term of this Agreement, the Trademarks or any other trademark, name or design resembling or similar to the Trademarks.

LEO acknowledges and agrees that the Trademarks are the sole and exclusive property of GTC and that nothing herein shall be construed as transferring any ownership right or title of any kind or nature whatsoever thereto to LEO. LEO further agrees not to use any trademarks for the product other than the Trademarks.

9.2. Maintenance of the Trademarks

GTC shall, at its own expense, seek and maintain the registration of the Trademarks in the Territory throughout the Term of this Agreement

9.3 Defense of the Trademarks

GTC shall, at its own expense survey and defend the Trademarks.

LEO shall, immediately upon its knowledge hereof, be obliged to inform GTC of any possible infringement of the Trademarks in the Territory.

9.4 Use of Trademarks.

LEO shall have the right to use the Trademarks for the Territory; provided, however, that such use shall be limited to the Term and marketing and sale of the Product in the Territory, and subject to the following conditions:

LEO shall properly designate the Trademarks and the name of GTC in a manner approved in advance in writing by GTC (such approval not to be unreasonably withheld or delayed) on the packaging of the final Product, to the extent required or permissible by the relevant Regulatory Approvals.

LEO may include the LEO word mark and the Assyrian Lion/LEO logo on all packaging and promotional material. The packaging and promotional material shall adhere to the LEO product branding wherever and whenever legally possible, it being understood that LEO shall provide GTC with reasonable advance notice of any changes to the LEO product branding.

All rights arising from the use of the Trademarks in the Territory shall inure solely to GTC’s benefit, it being understood that nothing contained herein shall give LEO any ownership right or interest in the Trademarks.

If no objections raised by the authorities, use of the Trademarks shall indicate that the Trademarks are owned and/or registered by GTC, e.g. by using the appropriate TM or ® symbol or by stating that the Trademarks are owned by GTC.

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

9.5 GTC Representations and Warranties. GTC hereby represents and warrants to LEO as of the Effective Date that:

(a) To the Knowledge of GTC there is no Third Party using or infringing any of the Trademarks in derogation of the rights granted to LEO in this Agreement.

(b) GTC has not received a notice of any interference action or litigation pending or any communication which expressly threatens an interference action, or other litigation before any trademark office, court, or any other governmental entity in the Territory in regard to the Trademarks.

(c) The Trademarks listed on Schedule B are the only Trademarks owned or Controlled by GTC and its Affiliates covering the Product in the Territory.

As used herein, “Knowledge of GTC” means the actual knowledge, as of the Effective Date, of any senior executive of GTC with operational responsibility, and the persons who report directly to such person, for the subject matter of the applicable representation or warranty while performing their duties and job responsibilities.

10. INTELLECTUAL PROPERTY RIGHTS

10.1 Acknowledgement. The Parties acknowledge that the ownership rights set forth herein are subject to the license grant set forth in Article 2.1 of this Agreement.

10.2 Ownership of Inventions. All right, title and interest in all GTC Inventions shall be owned by GTC. All right, title and interest in all LEO Inventions shall be owned by LEO. All right, title and interest in all LEO/GTC Inventions shall be jointly owned by the Parties. Each of LEO and GTC shall promptly disclose to other Party the making, conception or reduction to practice of Inventions by its employees or others acting on behalf of such Party. LEO has the right to sublicense LEO/GTC Inventions in the Territory provided GTC is given ************ days notice of such sublicense and that such agreement is not inconsistent with the objectives of this Agreement.

10.3 Cooperation of Employees. Each Party represents and agrees that all employees or others acting on its behalf in performing its obligations under this Agreement shall be obligated under a binding written agreement to assign to such Party, or as such Party shall direct, all Inventions made or conceived by such employee or other person. In the case of non-employees working for other companies or institutions on behalf of either Party, such Party, as applicable, shall obtain licenses to the fullest extent available for all Inventions made by such non-employees on behalf of such Party, as applicable, in accordance with the policies of said company or institution. The Parties agree to undertake to enforce such agreements (including, where appropriate, by legal action) considering, among other things, the commercial value of such Inventions.

10.4 Filing, Prosecution and Maintenance. If LEO requests GTC to file applications related to existing GTC Patent Rights in further countries within the Territory compared to the countries specified at the time of signing of this Agreement in Schedule B, LEO shall pay such further costs related to filing and maintenance in such further countries. Each Party shall be responsible for the filing, prosecution and maintenance of all patent applications and patents which make up its Patent Rights and which relate to the Program. Each Party agrees to file and prosecute patent applications and maintain the Patent Rights for which it is responsible and which relate to the Program in all countries in the Territory. Each Party shall consult with and keep the other fully informed of important issues relating to the preparation and filing, prosecution and maintenance of such patent applications and patents, and shall furnish to the other Party copies of documents relevant to such preparation, filing, prosecution or maintenance in sufficient time prior to filing such document or making any payment due there under to allow for review and comment by the other Party and, to the extent possible in the reasonable exercise of its discretion, the filing Party shall incorporate all such comments. With respect to joint GTC/LEO Inventions, if any, the Parties shall determine, through the Coordinating Committee allocation of responsibilities regarding filing, prosecution and maintenance. The Parties will confer and cooperate in good faith through the Coordinating Committee with respect to the prosecution and maintenance of Patent Rights that claim joint Inventions.

10.5 Cooperation. Each Party shall make available to the other Party (or to the other Party’s authorized attorneys, agents or representatives) its employees, agents or consultants to the extent necessary or appropriate to enable the appropriate Party to file, prosecute and maintain patent applications and resulting patents with respect to Inventions owned by a Party and for reasonable periods of time sufficient for such Party to obtain the assistance it needs from such personnel. Where appropriate, each Party shall sign or cause to have signed all documents relating to said patent applications or patents at no charge to the other Party.

10.6 Notification. Each Party shall notify the other Party of the issuance of each patent included within the Patent Rights for which the notifying Party or one of its Affiliates is responsible, giving the date of issue and patent number of each such patent.

10.7 No Other Technology Rights. Except as otherwise expressly provided in this Agreement, under no circumstances shall a Party hereto, as a result of this Agreement, obtain any ownership interest in or other right to the patent rights or technology of the other Party, including items owned, controlled or developed by the other Party, or transferred by the other Party to said Party at any time pursuant to this Agreement. It is understood and agreed that this Agreement does not grant either Party any license or other right in the rights of the other Party for uses other than as specified in Article 2.1 hereof and this Article 10.

10.8 Enforcement of Patent Rights; Defense of Infringement Actions. Each Party shall promptly notify the other in writing of any actual or threatened Third Party infringement in the Field within or outside of the Territory of a GTC Patent Right, LEO Patent Right or jointly owned Patent Right related to the Program, including infringement arising from the manufacture, use, or sale of a product competitive with a Product that is being developed or commercialized by LEO (“Competitive Product Infringement”).

(a) Infringement of GTC Patent Rights and jointly owned Patent Rights. GTC will have the first right, but not the obligation, to bring, at its own expense and in its sole control, an appropriate action against a Third Party engaged in any Competitive Product Infringement of a GTC Patent Right or jointly owned Patent Right. If GTC does not bring such action within ninety (90) days of notification thereof between the Parties pursuant to Article 10.8, LEO will have the right, but not the obligation, to bring at the expense of LEO and in its sole control, such

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

appropriate action to the extent such Competitive Product Infringement involves a jointly owned Patent Right or a GTC Patent Right to which LEO has a license under this Agreement. GTC will have the right, but not the obligation, to bring, at its own expense and in its sole control, an appropriate action against a third party engaged in any infringement of a GTC Patent Right that is not a Competitive Product Infringement. The Party not bringing an action under this Article 10.8 will be entitled to separate representation in such matter by counsel of its own choice and at its own expense, and will cooperate fully with the Party bringing such action.

(b) Jointly owned Patent Right. With respect to Third Party infringement of Joint Patents that is not a Competitive Product Infringement; the Parties will confer and take such action, and allocate expenses and recoveries, in such manner as they will agree.

(c) Infringement of LEO Patent Rights. LEO will have the first right, but not the obligation, to bring, at its own expense and in its sole control, an appropriate action against a third party engaged in any Competitive Product Infringement of a LEO Patent Right. If LEO does not bring such action within ************ days of notification thereof between the Parties pursuant to Article 10.8, GTC will have the right, but not the obligation, to bring at GTC’s expense and in its sole control, such appropriate action. LEO will have the right, but not the obligation, to bring, at its own expense and in its sole control, an appropriate action against a third party engaged in any infringement of a LEO Patent Right that is not a Competitive Product Infringement. The Party not bringing an action under this Article 10.8 will be entitled to separate representation in such matter by counsel of its own choice and at its own expense, and will cooperate fully with the Party bringing such action.

(d) Settlement; Allocation of Proceeds. Neither Party will settle a claim brought under this Article 10.8 involving a GTC Patent Right, LEO Patent Right or jointly owned Patent Right that would limit or restrict the ability of LEO to sell a Product in the Territory, without the prior written consent of LEO (which consent will not be unreasonably withheld or delayed). LEO will not, without the prior written consent of GTC, settle any claim brought under this Article 10.8 involving GTC Patent Rights, LEO Patent Rights or jointly owned Patent Rights that would (i) limit or restrict GTC’s ability to sell GTC’s products outside the Territory, (ii) permit a Third Party to sell GTC’s other products or products that infringe GTC Patent Rights, or (iii) result in an admission of invalidity or unenforceability of any GTC Patent Rights.

10.9 GTC Representations and Warranties. GTC hereby represents and warrants to LEO as of the Effective Date that:

(d) To the Knowledge of GTC, neither the manufacture, use or sale of the Product or the practice of any of the inventions included in the GTC Intellectual Property Rights nor the use of the Technical Information by LEO as contemplated by this Agreement infringes upon any Third Party’s Intellectual Property Rights or constitutes a misappropriation of a Third Party’s trade secrets or other intellectual property rights.

(e) To the Knowledge of GTC, there is no Third Party using or infringing any of the GTC Intellectual Property Rights or misappropriating or using Technical Information in derogation of the rights granted to LEO in this Agreement.

(f) GTC has obtained the assignment or exclusive licenses of all interests and all rights of any and all Third Parties (including, but not limited to employees) with respect to the

GTC Intellectual Property Rights. GTC has obtained the assignment or exclusive licenses of all interests and all rights of any and all Third Parties (including, but not limited to employees) with respect to the Technical Information.

(g) GTC has not received a notice of any interference action or litigation pending or any communication which expressly threatens an interference action, or other litigation before any patent and trademark office, court, or any other governmental entity in the Territory in regard to the GTC Intellectual Property Rights.

(h) The Intellectual Property Rights and patent applications listed on Schedule B, are the only Intellectual Property Rights owned or Controlled by GTC and its Affiliates covering the Product in the Territory.

(i) As used herein, “Knowledge of GTC” means the actual knowledge, as of the Effective Date, of any senior executive of GTC with operational responsibility, and the persons who report directly to such person, for the subject matter of the applicable representation or warranty while performing their duties and job responsibilities.

(j) GTC warrants that it has fully informed LEO of any material facts and/or information of material adverse significance regarding the Program. GTC also warrants that that the information provided to LEO during due diligence is in all material respects true, accurate and complete and not misleading.

11. INDEMNIFICATION

11.1 Indemnification by GTC. With respect to Third Party claims, GTC shall defend, indemnify and hold LEO, its Affiliates, and their respective directors, officers, employees and agents harmless from and against all liabilities, penalties, costs, losses, damages and expenses (including reasonable attorneys fees and expenses) (“Liabilities”) to the extent incurred and arising out of or resulting from

(a) any misrepresentation, breach of warranty or non-fulfillment of or failure to perform any agreement or covenant made under this Agreement by GTC and/or its Affiliates;

(b) the death of or any injury to any person or any damage to or loss of property arising out of or resulting from the quality, condition, manufacture or use of the Product purchased by LEO from GTC, except to the extent that the event which is the proximate cause of such death, injury, damage or loss is caused by a negligent act or omission of LEO;

(c) any negligent act or omission of GTC or its Affiliates, distributors, wholesalers, sub licensees or agents in the manufacture, storage, transportation or other of the Product or any other improper activity conducted by GTC under this Agreement which is the proximate cause of injury, death or property damage to a Third Party;

(d) any negligent act or omission of GTC or its Affiliates in connection with interactions and communications with governmental authorities; or

(e) the manufacture of the Product in a manner which infringes on the intellectual property rights of a Third Party.

The provisions of this Article shall survive the expiration or termination of this Agreement.

11.2 Indemnification by LEO. With respect to Third Party claims LEO shall defend, indemnify and hold GTC, its Affiliates, and their respective directors, officers, employees and agents, harmless from and against all Liabilities to the extent incurred and arising out of or resulting from

(a) any misrepresentation , breach of warranty or non-fulfillment of or failure to perform any agreement or covenant under this Agreement by LEO or its Affiliates;

(b) the death of or any injury to any person or any damage to or loss of property arising out of or resulting from the marketing, distribution and sale of the Product purchased by LEO from GTC, except to the extent that the event which is the proximate cause of such death, injury, damage or loss is caused by a negligent act or omission of GTC;

(c) any negligent act or omission of LEO or its Affiliates, distributors, wholesalers, sub licensees or agents in the promotion, marketing, distribution and sale of the Product or any other improper activity conducted by LEO under this Agreement which is the proximate cause of injury, death or property damage to a Third Party;

(d) any negligent act or omission of LEO or its Affiliates in connection with interactions and communications with governmental authorities; or

(e) the use or sale of the Product in the Territory, or the manufacture of the Product by LEO, in a manner which infringes on the intellectual property rights of a Third Party; unless such event is caused by a negligent act or omission of GTC.

The provisions of this Article shall survive the expiration or termination of this Agreement.

11.3 Defense of Claim. Each Party hereto agrees to give the other Parties

(a) prompt written notice of the institution of any claims asserted or made, including any claims asserted or made by any governmental authority having jurisdiction, for which the other Parties might be liable under the foregoing indemnification obligations;

(b) to the extent the other Party is so obligated, but subject to Articles 11.1 and 11.2., the opportunity to defend, negotiate and settle such claims; and

(c) reasonable assistance in the defense of such claims.

11.4 Settlements. Neither Party may settle a claim nor action covered by this Article without the prior written consent of the other Party, if such settlement would impose any

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

monetary obligation on the other Party or requires the other Party to submit to an injunction. Any payment made by a Party to settle any such claim or action shall be at its own cost and expense.

11.5 Insurance. Each Party shall, during the term of this Agreement, maintain commercially reasonable amounts of insurance or self-insurance given the size, nature and scope of its business from a reputable insurance carrier to cover against liability risks, including Product liability insurance for the benefit of the other Party. Each Party shall provide the other Party with evidence of such insurance or self-insurance upon request.

12. CONFIDENTIALITY

12.1 Confidentiality. During the term of this Agreement and for a period of ************ years thereafter, each Party agrees and shall undertake to keep the terms and conditions of this Agreement as well as any information regarding the Product, including all Technical Information, or otherwise received under this Agreement confidential and shall refrain from disclosing it to any Third Party, unless (and to the extent) compelled to disclose by judicial or administrative process or, in the opinion of such Party’s counsel, by the requirements of applicable law or regulations (including Securities and Exchange Commission rules and regulations), in which case the Party seeking to disclose such information shall give the other Party reasonable advance notice of such disclosure in order to permit the other Party to seek an appropriate protective order or to attempt to reach mutual agreement regarding the portions of such information that should be subject to a request for confidential treatment, and except to the extent that such information

(i) is required to be disclosed by either Party in order to carry out its rights or obligations hereunder;

(ii) is in the public domain through no fault of the Party to which it is furnished, including through prior public disclosure made in accordance with this Article 12;

(iii) is independently developed by the Party to which it is furnished without use of, reference to, or reliance upon, the furnishing Party’s information, as evidenced by written documentation; or

(iv) is later lawfully acquired from other sources (without obligations of confidentiality) by the Party hereto to which it is furnished.

Notwithstanding the foregoing, the Parties shall issue a joint press release disclosing the existence and principal provisions of this Agreement, the text of which first shall have been reviewed and approved by each Party (such approval not to be unreasonably withheld or delayed), provided that such press release shall not disclose any proprietary information of the either Party. The provisions of this Article 12 shall survive the termination or expiration of this Agreement. Each Party also agrees not to use any confidential information of the other Party obtained by it in connection with this Agreement for any purpose other than the to fulfill its obligations hereunder.

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

The provisions of this Article shall survive the expiration or termination of this Agreement.

13. TERM AND TERMINATION

13.1 Term. This Agreement shall become effective on the Effective Date and, unless terminated earlier in accordance with this Article, shall continue in effect for an Initial Term expiring ************ years from the date of Approval of the Product with the European Commission for the HD Indication.

For any new indication, which the Parties may develop for the Product during the Term the Parties shall in good faith based on the existing terms and conditions contained in this Agreement negotiate the mutual terms and conditions based on which such new indication shall be developed by the Parties. For this purpose the Parties shall in each case negotiate and sign a written addendum to this Agreement providing for an extension of the Term and additional milestone payments, if applicable. All other terms and conditions set out in this Agreement shall remain unchanged.

Upon expiry of the above Initial Term the Parties shall in good faith negotiate and upon commercially reasonable terms and conditions an extension of the term before GTC shall be entitled to offer the rights to Product within the Territory to any third party.

13.2 Termination by GTC for Cause. GTC may terminate this Agreement, either in its entirety or on a country by country basis, by giving written notice to LEO after the occurrence of either of the following events, such termination to be effective upon receipt of such notice by LEO:

(a)	the occurrence of an Event of Default with respect to LEO; or

(b)	the occurrence of any Insolvency Event involving LEO.

13.3 Termination by LEO for Cause. LEO may terminate this Agreement by giving written notice to GTC after the occurrence of any of the following events, such termination to be effective upon receipt of such notice by GTC:

(a)	the occurrence an Event of Default with respect to GTC;

(b)	the occurrence of any Insolvency Event involving GTC; or

(c)	failure of the Product to receive Approval for the HD Indication by ************; or

(d)	if based on clinical phase II and/or phase III trials LEO does not find that there exists a clinical and/or commercial rationale for developing the Product in ************; or

(e)	a material, adverse change in the frequency or severity of Adverse Events (other than as a result of the activities which are the responsibilities of LEO hereunder) which experiences require

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

material additional or materially modified warnings in Product labeling, and as a result the distribution of the Product is significantly and adversely affected during each of ************ consecutive months, or a recall of the Product approved by GTC (such approval not to be unreasonably withheld or delayed) or mandated by any Regulatory Authority (either within or outside the Territory) for any reason related to safety; or

(f)	if at any time after Approval of the Product with the European Commission for the ************ Indication LEO informs GTC that the ongoing sale and distribution of the Products within the Territory by LEO under this Agreement is not commercially feasible based on the minimum purchase price set out in Article 8.5 above, provided the Parties have not been able to reach a solution after consultations between the respective CEOs of the Parties as provided for in Article 3.

(g)	if ATIII LLC without GTC having obtained the prior written consent of LEO as provided for above in Article 1 ceases to be an Affiliate of GTC. Notwithstanding the aforementioned this provision shall not prevent GTC from carrying through a liquidation of ATIII LLC if so decided by GTC provided however that all rights and obligations relevant to this Agreement undertaken by ATIII LLC, including any intellectual property right held by ATIII LLC, are maintained by GTC and not transferred to a third party.

13.4 Termination by LEO for Reasons Other than Cause. LEO may terminate this Agreement by giving written notice to GTC of the existence of an injunction affecting the ability of LEO to sell the Product in the Territory as a result of a court decision that the Product infringes a Third Party’s patent, trademark or other intellectual property rights or if in the reasonable business judgment of LEO the Product is likely to become the subject of infringement of a patent, trademark or other intellectual property right such termination to be effective upon receipt of such notice by GTC.

13.5 Rights and Obligations Upon Termination

(a) The Parties shall have the following rights and duties upon termination of this Agreement or upon termination of the rights of LEO in any country in the Territory, with respect to such country:

(i) At the option of GTC and upon receipt of GTC’s written instructions, LEO shall(A) at GTC’s expense deliver to GTC, or to such other persons as may be specified by GTC, in accordance with GTC’s written instructions, such Product in the possession of LEO as GTC may instruct, and (B) destroy all Product in the possession of LEO (any such destruction to be accomplished in conformity with all applicable laws and regulations) other than the Product described in clause (A), in each case other than amounts of Product reasonably necessary to satisfy the obligations of LEO to Third Parties existing at the time of termination, which amounts LEO shall be entitled to retain and use and shall pay for in accordance with the terms of this Agreement; provided, however, that such costs shall not be paid or reimbursed by GTC in the

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

event that this Agreement is terminated pursuant to Article 13.2. In the event that this Agreement is terminated pursuant to Article 13.3, in cases where Product is returned or destroyed in accordance with GTC’s instructions, GTC shall pay to LEO the following sum of monies within ************ days following receipt by GTC of the Product or notice of their destruction: (v) the amount paid by LEO for such Product, plus (X) any non refundable taxes and duties actually paid by LEO in respect of the returned or destroyed such Product plus (Y) the reasonable, documented expenses actually incurred by LEO to return or destroy such Product minus (Z) any amount owed to GTC by LEO pursuant to this Agreement.

(ii) Upon the termination of this Agreement for any reason, LEO shall (A) cease selling and distributing the Product, except to the extent necessary to satisfy the obligations of LEO to Third Parties existing at the time of termination, and (B) thereafter, in accordance with GTC’s written instructions, either deliver to GTC or GTC’s designee at GTC’s Warehouse or destroy all display, point of sale, advertising and promotional materials and any other item then in the possession of LEO bearing the Trademarks or other indicia of origin or quality, pertaining to the Product. To the extent LEO has purchased said materials from GTC, within ************ days after receipt of said materials, GTC shall refund to LEO the amount paid to GTC by LEO for such materials, less wear and tear to such materials as received by GTC. LEO shall also promptly remove all signs, advertising, and similar materials bearing the Trademarks and other indicia of origin or quality of the Product from the buildings of LEO, stationery and other property and advertising; provided, however, that such costs shall not be paid or reimbursed by GTC in the event that this Agreement is terminated pursuant to Article 13.2.

(iii) Upon the expiration or termination of this Agreement for any reason and to the extent legally permissible, LEO shall, at the expense of LEO, except in the case where the GTC breaches the Agreement, in which case GTC shall bear the cost, and without delay and without taking recourse to legal action to prevent such transfer or assignment, transfer and assign to GTC or its designee any and all licenses, approvals and permits in the name of LEO or its Affiliates (and all documentation necessary or relating thereto) relating to the marketing, sale, use, handling and distribution of the Product in the Territory, including without limitation Regulatory Approvals, Reimbursement Approvals and Orphan Drug designations and approvals. In the event that LEO is unable to so transfer any Regulatory Approvals, Reimbursement Approvals or Orphan Drug designations, LEO shall, at the cost of LEO, except in the case where it has been determined by an arbitrator that GTC has breached the Agreement, in which case GTC shall bear the cost, maintain such Regulatory Approvals, Reimbursement Approvals or Orphan Drug designations in accordance with GTC’s reasonable instructions for GTC’s exclusive benefit.

(iv) Upon termination for any reason whatsoever, GTC shall be obligated to (and shall cause its Affiliates or any new distributor of the Product in the Territory to) (A) fulfill all post-marketing commitments of LEO or its Affiliates for the Product in the Territory (to the extent that GTC agreed in advance to the scope of such commitments) and (B) continue to supply the Product to patients in the Territory who are receiving treatment at the time of termination. The continued supply of Product pursuant to this Article shall be on terms substantially similar to the terms on which such Product was supplied to LEO prior to termination.

(b) The termination for any reason whatsoever of this Agreement shall not release either Party from the obligation to pay any sums then owing to the other Party or from the obligation to perform any other duty or to discharge any other liability that such Party has incurred prior thereto. Notwithstanding the aforementioned in case the Agreement is terminated for other reasons than the occurrence of an Event of Default with respect to LEO, LEO shall be released from its payment obligation with respect to any milestone payments as set out in Article 8.2 to the extent such milestone payments have not fallen due when the termination becomes effective.

(c) The following provisions of this Agreement shall survive any termination of this Agreement: Articles 11, 12, 14.4, 14.7, 14.8, 14.10, 14.12, 14.15 and 14.17.

14. MISCELLANEOUS

14.1 Entire Agreement. This Agreement, together with the Schedules hereto, sets forth the entire agreement and understanding between the Parties as to the subject matter hereof. Except as otherwise provided expressly herein, no modification, amendment or supplement to this Agreement or to such Schedules shall be effective for any purpose unless in writing and signed by the Parties hereto.

14.2 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. Neither this Agreement nor the rights granted or obligations assumed hereunder shall be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement without the consent of the other Party

(a) to any of its Affiliates; and

(b) to a Third Party in connection with a merger, consolidation or sale of substantially all of such Party’s assets, provided that the assigning Party’s rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets.

An assignment by a Party to any of its Affiliates shall, in no event, release such Party of any of its obligations hereunder.

14.3 Change of Ownership. GTC shall, in any agreement of divestiture, sale of all or substantially all of its assets or stock, or any other act which results in a change in control of GTC, include in such agreement language which requires the acquiring party to comply with the terms and conditions of this License and Supply Agreement.

For the avoidance of doubt, in the above circumstances, LEO shall continue to have the license, trademark and trade secret rights, as are set forth in the Agreement for the Term of the Agreement. GTC’s successor shall be obligated to (i) provide LEO the know-how, technical and regulatory support, and product supply necessary to perform its obligations under the Agreement.

14.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of Switzerland, without regard to the conflicts of laws provisions thereof.

14.5 No Waiver; Remedies. Except as expressly provided herein, the waiver by any Party hereto of any right hereunder or of any failure to perform or any breach by any other Party shall not be deemed a waiver of any other right hereunder or of any other failure to perform or breach by such other Party, whether of a similar nature or otherwise, nor shall any singular or partial exercise of such right preclude any further exercise thereof or the exercise of any other such right. The remedies herein are cumulative and not exclusive of any remedies provided by law.

14.6 Force Majeure. No Party shall be held liable or responsible to any other Party, nor be deemed to have defaulted under or breached this Agreement, for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including without limitation contamination or diseases affecting the herd of Transgenic Animals from which Product is produced, provided such event is not due to the negligence of GTC, fires, flood, earthquakes, accidents, explosions, sabotage, strikes, or other labor disturbances (regardless of the reasonableness of the demands of labor), civil commotions, riots, invasions, acts of terrorism, wars (whether declared or not), acts, restraints, requisitions, regulations, or directions of governmental authorities, shortages of labor, fuel, power, or raw material, inability to obtain equipment or supplies, inability to obtain or delays in transportation, acts of God, peril of the sea; provided, however, that the Party so affected shall use commercially reasonable and diligent efforts to avoid or remove such causes of non-performance, and shall continue performance hereunder with reasonable dispatch wherever such causes are removed. Each Party shall provide the other Party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. The Parties shall seek mutually and in good faith a resolution of the delay or the failure to perform.

14.7 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties to any other Party shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier), by a next business day delivery service of a nationally recognized overnight courier service or by courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor in accordance with this Article and shall be effective upon receipt by the addressee:

To LEO:	LEO Pharma A/S
Industriparken 55
DK-2750
Ballerup, Denmark
Attn: President, CEO
Phone: +45 44 94 58 88
Fax: +45 72 26 32 95

To GTC and ATIII LLC:	GTC Biotherapeutics, Inc.

175 Crossing Boulevard, Suite 410 Framingham, Massachusetts 01702 Attention: Chairman, President and Chief Executive
Officer

With a copy to: General Counsel Phone: 508-620-9700 Fax: 508-370-5304

For Adverse Events:	GTC Biotherapeutics, Inc. 175 Crossing Boulevard, Suite 410 Framingham, Massachusetts 01702 Attention: Vice President Regulatory Affairs

Phone: 508-620-9700
Fax: 508-370-5304

14.8 Severability. Each Party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless otherwise specified herein or the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

14.9 Relationship of Parties. LEO shall act as an independent contractor which purchases the Product and resells it for its own account. Nothing in this Agreement shall constitute or be deemed to constitute either Party as the legal representative or agent of the other, nor shall either Party have the right or authority to assume, create, or incur any liability or any obligation of any kind, expressed or implied, in the name or on behalf of the other Party. The Parties do not intend, by entering into this Agreement, to enter into a partnership arrangement as described in the Internal Revenue Code of 1986, as amended and applicable regulations.

14.10 Dispute Resolution. All disputes arising out of or in connection with this present Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The arbitration shall be held in London, England and shall be conducted in English.

14.11 Language. This Agreement is executed in the English language. A translation of this Agreement may be provided for understanding; provided, however, that in the event of any discrepancy or contradiction between this original English version and any translation hereof, this original English version shall prevail.

14.12 Performance by Affiliates. To the extent that this Agreement imposes obligations on Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligations. Either Party may use one or more of its Affiliates to perform its obligations and duties hereunder, provided that LEO and GTC shall remain liable hereunder for the prompt payment and performance of all their respective obligations hereunder.

14.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement. One or more counterparts of this Agreement may be delivered via telecopier, and shall have and be deemed to have the same force and effect as an original counterpart hereof.

14.14 Interpretation. By executing this Agreement both Parties acknowledge and accept that the final draft of this Agreement was reached by negotiation and mutual consent and the Agreement shall be deemed drafted by both Parties and shall not be interpreted against any one Party. The Parties agree that references to approvals not being unreasonably withheld includes consideration of a number of factors, including without limitation material increases in costs, material changes in supply obligations of GTC and medical and regulatory considerations.

14.15 Limitation of Liability. WITH RESPECT TO ANY CLAIM BY ONE PARTY AGAINST THE OTHER ARISING OUT OF THE PERFORMANCE OR FAILURE OF PERFORMANCE OF THE OTHER PARTY UNDER THIS AGREEMENT, THE PARTIES EXPRESSLY AGREE THAT THE LIABILITY OF SUCH PARTY TO THE OTHER PARTY FOR SUCH BREACH SHALL BE LIMITED UNDER THIS AGREEMENT OR OTHERWISE AT LAW OR EQUITY TO DIRECT DAMAGES, ATTORNEYS’ FEES AND THE LIKE, AND IN NO EVENT SHALL A PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOST PROFITS.

14.16 Expenses. Each Party shall pay its own expenses except as specifically provided herein.

14.17 Use of Names. Neither Party shall use the name of the other Party in any advertising or other form of publicity including press releases, without the prior written permission of the other Party, such permission not to be unreasonably withheld or delayed.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

GTC BIOTHERAPEUTICS, INC.		LEO PHARMA A/S

By:	/s/ Geoffrey F. Cox	By:	/s/ Ernst Lunding
Name:	Geoffrey F. Cox	Name:	Ernst Lunding
Title:	Chairman, President and CEO	Title:	President, CEO

ATIII LLC

By:	/s/ Geoffrey F. Cox
Name:	Geoffrey F. Cox
Title:	President

Schedule A

Territory

Europe

Albania

Andorra

Armenia

Austria

Azerbaijan

Belarus

Belgium

Bulgaria

Bosnia-Herzegovina

Croatia

Cyprus

Czech Republic

Denmark

Estonia

Finland

France

Fyrom (Former Yugoslav Republic of Macedonia)

Germany

Greece

Hungary

Iceland

Ireland

Italy

Kazakstan

Kyrgyzstan

Latvia

Liechtenstein

Lithuania

Luxembourg

Malta

Moldova

Monaco

Netherlands

Norway

Poland

Portugal

Romania

San Marino

Serbia

Slovakia

Slovenia

Spain

Sweden

Switzerland

Tajikistan

The Russian Federation

Turkmenistan

United Kingdom

Ukraine

Uzbekistan

Vatican State

North America

Canada

Middle East

Algeria

Bahrein

Egypt

Iran

Iraq

Israel

Jordan

Kuwait

Lebanon

Libya

Morocco

Oman

Qatar

Saudi Arabia

Sudan

Syria

Tunisia

Turkey

United Arab Emirates

West Bank and Gaza Strip a.k.a. Palestine

Yemen

Schedule B

Intellectual Property Rights and Trademarks

Antithrombin Related Patent Rights

Case Number:	GTC-2
	Title:	Isolation of Components of Interest from Milk
	Owner:	Genzyme Corporation
	Disclosure Status:	Filed
Disclosure Date:
	Attorney(s):	BO

Country	Sub Case	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
Australia		ORD	Granted	62583194	17-Feb-1994	693430	05-Nov-1998	17-Feb-2014

Austria		EPC	Granted	94910120.8	17-Feb-1994	804070	24-May-2000	17-Feb-2014

Belgium		EPC	Granted	94910120.8	17-Feb-1994	804070	24-May-2000	17-Feb-2014

Canada		ORD	Pending	2158118	17-Feb-1994

Denmark		EPC	Granted	94910120.8	17-Feb-1994	804070	24-May-2000	17-Feb-2014

European Patent Convention		ORD	Granted	94910120.8	17-Feb-1994	804070	24-May-2000	17-Feb-2014

France		EPC	Granted	94910120.8	17-Feb-1994	804070	24-May-2000	17-Feb-2014

Germany		EPC	Granted	94910120.8	17-Feb-1994	804070	24-May-2000	17-Feb-2014

Greece		EPC	Granted	94910120.8	17-Feb-1994	804070	24-May-2000	17-Feb-2014

Ireland		EPC	Granted	94910120.8	17-Feb-1994	804070	24-May-2000	17-Feb-2014

Italy		EPC	Granted	94910120.8	17-Feb-1994	804070	24-May-2000	17-Feb-2014

Japan		ORD	Pending	519999/94	17-Feb-1994

Luxembourg		EPC	Granted	94910120.8	17-Feb-1994	804070	24-May-2000	17-Feb-2014

Monaco		EPC	Granted	94910120.8	17-Feb-1994	804070	24-May-2000	17-Feb-2014

Netherlands		EPC	Granted	94910120.8	17-Feb-1994	804070	24-May-2000	17-Feb-2014

Portugal		EPC	Granted	94910120.8	17-Feb-1994	804070	24-May-2000	17-Feb-2014

Spain		EPC	Granted	94910120.8	17-Feb-1994	804070	24-May-2000	17-Feb-2014

Sweden		EPC	Granted	94910120.8	17-Feb-1994	804070	24-May-2000	17-Feb-2014

Switzerland		EPC	Granted	94910120.8	17-Feb-1994	804070	24-May-2000	17-Feb-2014

United Kingdom		EPC	Granted	94910120.8	17-Feb-1994	804070	24-May-2000	17-Feb-2014

Case Number:	GTC-3
	Title:	Transgenic Animals Secreting Desired Proteins into Milk
	Owner:	Genzyme Corporation
	Disclosure Status:	Filed
Disclosure Date:
	Attorney(s):	BO PC

Country	Sub Case	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
Austria		EPC	Granted	87303112.4	09-Apr-1987	264166	21-Aug-1996	09-Apr-2007

Belgium		EPC	Granted	87303112.4	09-Apr-1987	264166	21-Aug-1996	09-Apr-2007

European Patent Convention		ORD	Granted	87303112.4	09-Apr-1987	264166	21-Aug-1996	09-Apr-2007

France		EPC	Granted	87303112.4	09-Apr-1987	264166	21-Aug-1996	09-Apr-2007

Germany		EPC	Granted	87303112.4	09-Apr-1987	264166	21-Aug-1996	09-Apr-2007

Italy		EPC	Granted	87303112.4	09-Apr-1987	264166	21-Aug-1996	09-Apr-2007

Japan		ORD	Granted	87872187	09-Apr-1987	2874751	14-Jun-1999	09-Apr-2007

Japan	D	DIV	Pending	341067/96	20-Dec-1996

Luxembourg		EPC	Granted	87303112.4	09-Apr-1987	264166	21-Aug-1996	09-Apr-2007

Netherlands		EPC	Granted	87303112.4	09-Apr-1987	264166	21-Aug-1996	09-Apr-2007

Sweden		EPC	Granted	87303112.4	09-Apr-1987	264166	21-Aug-1996	09-Apr-2007

Switzerland		EPC	Granted	87303112.4	09-Apr-1987	264166	21-Aug-1996	09-Apr-2007

United Kingdom		EPC	Granted	87303112.4	09-Apr-1987	264166	21-Aug-1996	09-Apr-2007

Case Number:	GTC-10
	Title:	Transgenically Produced Antithrombin III
	Owner:	GTC Biotherapeutics, Inc.
	Disclosure Status:	Filed
Disclosure Date:
	Attorney(s):	BO

Country	Sub Case	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
Australia		PCT	Granted	50262/96	21-Feb-1996	695249	26-Nov-1998	21-Feb-2016

Canada		PCT	Pending	2197625	21-Feb-1996

European Patent Convention		PCT	Abandoned	96907093.7	21-Feb-1996

Patent Cooperation Treaty		ORD	Inactive	US96/02420	21-Feb-1996

Case Number:	GTC-13
	Title:	Purification of Biologically Active Peptides from Milk
	Owner:	GTC Biotherapeutics, Inc.
	Disclosure Status:	Filed
Disclosure Date:
	Attorney(s):	BO

Country	Sub Case	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
Australia		PCT	Granted	29402/97	13-May-1997	725993	08-Feb-2001	13-May-2017

Austria		EPC	Granted	97923643.7	13-May-1997	E224145	18-Sep-2002	13-May-2017

Belgium		EPC	Granted	97923643.7	13-May-1997	0923308	18-Sep-2002	13-May-2017

Canada		PCT	Pending	2254871	12-Nov-1998

Denmark		EPC	Granted	97923643.7	13-May-1997	0923308	18-Sep-2002	13-May-2017

European Patent Convention		PCT	Granted	97923643.7	13-May-1997	0923308	18-Sep-2002	13-May-2017

Finland		EPC	Granted	97923643.7	13-May-1997	0923308	18-Sep-2002	13-May-2017

France		EPC	Granted	97923643.7	13-May-1997	0923308	18-Sep-2002	13-May-2017

Germany		EPC	Granted	97923643.7	13-May-1997	69715641.9	18-Sep-2002	13-May-2017

Greece		EPC	Granted	3041974	13-May-1997	3041974	18-Sep-2002	13-May-2017

Ireland		EPC	Granted	97923643.7	13-May-1997	0923308	18-Sep-2002	13-May-2017

Italy		EPC	Granted	97923643.7	13-May-1997	33142BE/02	18-Sep-2002	13-May-2017

Japan		PCT	Pending	99541036	13-May-1997

Luxembourg		EPC	Granted	97923643.7	13-May-1997	0923308	18-Sep-2002	13-May-2017

Monaco		EPC	Granted	97923643.7	13-May-1997	0923308	18-Sep-2002	13-May-2017

Netherlands		EPC	Granted	97923643.7	13-May-1997	0923308	18-Sep-2002	13-May-2017

New Zealand		PCT	Granted	332916	13-May-1997	332916	07-Sep-2000	13-May-2017

Patent Cooperation Treaty		ORD	Inactive	US97/06644	13-May-1997

Portugal		EPC	Granted	97923643.7	13-May-1997	0923308	18-Sep-2002	13-May-2017

Spain		EPC	Granted	97923643.7	13-May-1997	0923308	18-Sep-2002	13-May-2017

Sweden		EPC	Granted	97923643.7	13-May-1997	0923308	18-Sep-2002	13-May-2017

Switzerland		EPC	Granted	97923643.7	13-May-1997	0923308	18-Sep-2002	13-May-2017

United Kingdom		EPC	Granted	97923643.7	13-May-1997	0923308	18-Sep-2002	13-May-2017

Case Number:	GTC-35
	Title:	Transgenically Produced Antithrombin III and Mutants Thereof
	Owner:	GTC Biotherapeutics, Inc.
	Disclosure Status:	Filed
Disclosure Date:
	Attorney(s):	BO

Country	Sub Case	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
Australia		PCT	Published	50083/00	12-May-2000

Canada		PCT	Published	2,368,608	12-May-2000

European Patent Convention		PCT	Published	00932348.6	12-May-2000

Patent Cooperation Treaty		ORD	Inactive	US00/13052	12-May-2000

Case Number:	GTC-43
	Title:	Methods of Producing a Target Molecule in a Transgenic Animal and Purification of the Target Molecule
	Owner:	GTC Biotherapeutics, Inc.
	Disclosure Status:	Filed
Disclosure Date:
	Attorney(s):	BO

Country	Sub Case	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
Australia		PCT	Published	80254/00	16-Oct-2000

Brazil		PCT	Abandoned	P10014860-1	16-Oct-2000

Canada		PCT	Pending	2,382,741	16-Oct-2000

China (Peoples Republic)		PCT	Published	00815280.2	16-Oct-2000

European Patent Convention		PCT	Published	00970945.2	16-Oct-2000

Hungary		PCT	Abandoned	P0203537	16-Oct-2000

India		PCT	Abandoned	2002,00461/MUM	16-Oct-2000

Indonesia		PCT	Abandoned	W-00200200831	16-Oct-2000

Israel		PCT	Pending	1245003	16-Oct-2000

Japan		PCT	Published	2001-529255	16-Oct-2000

Korea, Republic of		PCT	Pending	10-2002-7004804	16-Oct-2000

Mexico		PCT	Pending	PAW/2002 003702	16-Oct-2000

New Zealand		PCT	Granted	518263	16-Oct-2000	518263	05-Jul-2004	16-Oct-2020

Norway		PCT	Abandoned	2002 1086	16-Oct-2000

Patent Cooperation Treaty		ORD	Inactive	US00/28589	16-Oct-2000

Russian Federation		PCT	Abandoned	2002112460	16-Oct-2000

Singapore		PCT	Granted	200201824-0	16-Oct-2000	88117	31-Mar-2004	16-Oct-2020

Ukraine		PCT	Abandoned	2002053900	16-Oct-2000

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

Case Number:	GTC-62
	Title:	Treatment of Lung Disorders
	Owner:	University of Texas Medical Branch
	Disclosure Status:	Filed
Disclosure Date:
	Attorney(s):	BO

Country	Sub Case	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
Australia		PCT	Pending	2003233482	25-Mar-2003

Canada		PCT	Pending	2480790	25-Mar-2003			25-Mar-2023

China (Peoples Republic)		PCT	Pending	03807463.X	25-Mar-2003

European Patent Convention		PCT	Pending	03728277.9	25-Mar-2003

Hong Kong		ORD	Unfiled

Israel		PCT	Pending	164078	25-Mar-2003

Japan		PCT	Published	2003-581716	25-Mar-2003

Korea, Republic of		PCT	Pending	10-2004-7015636	25-Mar-2003

New Zealand	NP	PCT	Pending	535487	25-Mar-2003

Patent Cooperation Treaty		ORD	Published	PCT/US2003/009053	25-Mar-2003

Case Number:	GTC-221
	Title:	************
	Owner:	************
	Disclosure Status:	************
Disclosure Date:
	Attorney(s):	************

Country	Sub Case	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
************	************	************	************	************	************

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

Case Number:	GTC-224
	Title:	************
	Owner:	************
	Disclosure Status:	************
Disclosure Date:
	Attorney(s):	************

Country	Sub Case	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
************	************	************	************	************	************			************

Case Number:	GTC-226
	Title:	************
	Owner:	************
	Disclosure Status:	************
Disclosure Date:
	Attorney(s):	************

Country	Sub Case	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
************		************	************	************	************

Case Number:	GTC-228
	Title:	************
	Owner:	************
	Disclosure Status:	************
Disclosure Date:
	Attorney(s):	************

Country	Sub Case	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
************	************	************	************	************

TRADEMARK STATUS REPORT

Mark	Class(es)	Filed	Appln #	Reg Date	Reg #	Status
ATRYN

EUROPEAN UNION (CTM)	5, 10, 42	06/15/01	2261691	05/28/03	2261691	REGISTERED

UNITED STATES	5	12/20/00	76/184,729	07/29/03	2,743,233	REGISTERED

GTC BIO

UNITED STATES	1, 5, 31, 40, 42, 44	04/16/02	78/121,989			ALLOWED

GTC BIOLOGICS

UNITED STATES	1, 5, 31, 40, 42, 44	03/25/02	78/117,247			ALLOWED

GTC BIOTHERAPEUTICS

EUROPEAN UNION (CTM)	1, 5, 31, 40, 42	03/19/02	2623288	06/30/04	2623288	REGISTERED

UNITED STATES	1, 5, 31, 40, 42, 44	03/25/02	78/117,241			ALLOWED

GTC PHARMACEUTICALS

UNITED STATES	1, 5, 31, 40, 42, 44	03/25/02	78/117,254			ALLOWED

ZYVESTA

UNITED STATES	1, 5, 31, 40, 42	02/05/01	76/205,984			ABANDONED

Schedule C

QA/QC Agreement for Pharmaceutical Products on Contract Manufacture

(The Parties to elaborate further on LEO separately forwarded proposal for a standard agreement)

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

Schedule D

Procedure for Ordering and Forecasting of Products for Clinical Trials and commercial Sale and Distribution

Forecast	In respect of commercial supplies GTC will, within ************ working days following the end of each calendar month, receive from LEO a rolling forecast covering ************ months of which the first ************ month must be covered by firm orders (consisting of the then current month and the following ************ months.

In respect of supplies of the Product for clinical trials GTC will, within ************ working days following the end of each calendar quarter, receive from LEO firm rolling orders covering the current month plus ************ months.

Failure by GTC to supply sufficient amounts of Product based on the above forecasting shall not constitute a breach of this Agreement by GTC, provided such inability is caused by an increase in the forecast by more than *********** percent compared to the previous forecast received from LEO.

Orders	LEO will no later than within ************ working days following the end of each calendar month place such orders as required in order to comply with the commitments of the forecast.

GTC will deliver the ordered Products in such quantities, at such time and to such destination as specified by LEO. LEO will issue separate purchase orders for commercial and clinical supplies. Received orders shall reference the appropriate purchase order from LEO.

Purchase Price	The purchase price will be as per article 8 of the Licensing and Supply Agreement

Invoicing and payment

GTC shall issue an invoice to with each shipment of Product pursuant to the Licensing and Supply Agreement and LEO agrees to pay such invoice within ************ days from date of invoice.

The supply price of Product shall reflect the shipping terms FCA [Site of Production] (ICC Incoterms 2000)

Invoicing and payments for Product shall be denominated in United States Dollars (USD).
Payments shall be made to an account designated by GTC in writing.

Invoice Adjustments
Because the Purchase Price is based on Net Sales and will not be known precisely at the time of shipment of Product by GTC, such invoice price shall reflect an estimated Purchase Price agreed by the parties.

Estimated transfer prices shall be set quarterly in advance and shall be adjusted to actual quarterly in arrears with a final true-up at the end of the calendar year.

Schedule E

Pharmacovigilance Procedures Agreement

(LEO standard agreement to be further elaborated)

PHARMACOVIGILANCE PROCEDURES AGREEMENT

(The “Agreement”)

Between

GTC Biotherapeutics, Inc.

175 Crossing Boulevard, Suite 410

Framingham, Massachusetts 01702

U.S.A.

(Referred to as GTC)

and

LEO Pharma A/S

Industriparken 55

2750 Ballerup

Denmark

(Referred to as LEO)

On 31 October 2005 GTC and LEO have entered into a license and supply agreement (hereinafter referred to as the Licensing and Supply Agreement) regarding the import, storage, distribution, use and sale of Products in the Territory. With reference to Article 5.8 of the Licensing and Supply Agreement the parties have entered into this Agreement regarding a Clinical Studies and Post-Marketing Surveillance Operation.

§ 1. This Agreement

This Agreement concerns the ‘Product’ , and ‘Territory’ as defined in the Licensing and Supply Agreement.

§ 2. Scope of the Agreement

The procedures, time frames and responsibilities which GTC and the Drug Safety Department of LEO (hereinafter referred to as LEO Drug Safety Department) will adopt to ensure compliance with the regulatory requirements of Clinical Studies and Post-Marketing Surveillance are as described in this Agreement.

The Pharmacovigilance procedures agreed upon herein reflect ICH Topic E 2 A Clinical Safety Data Management: Definitions and Standards for Expedited Reporting. However, these guidelines shall, inter partes, apply only as a minimum, being understood that national pharmacovigilance legislation applicable in the Territory shall be abided by and prevail to the extent such national pharmacovigilance legislation is more restrictive than stated in this Agreement.

§ 3. Medical Definitions

‘Suspected Adverse Drug Reactions’ (‘SADR’) shall mean a response to a drug which is noxious and unintended and which occurs at doses normally used in man for prophylaxis, diagnosis, or therapy of diseases or for modification of physiological function (see ICH Topic E 2 A Clinical Safety Data Management: Definitions and Standards for Expedited Reporting).

‘Serious Suspected Adverse Drug Reaction’ (‘SSADR’) shall mean any untoward medical occurrence that, at any dose:

•	results in death

•	is life-threatening

•	requires inpatient hospitalization or prolongation of existing hospitalization

•	results in persistent or significant disability/incapacity

•	is a congenital anomaly/birth defect

•	results in other medically important conditions

(See ICH Topic E 2 A Clinical Safety Data Management: Definitions and Standards for Expedited Reporting.)

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

‘Unexpected Adverse Drug Reaction’ (‘UADR’) shall mean an adverse drug reaction, the nature or severity of which is not consistent with the applicable product information e.g., product or package insert/summary of product characteristics (SmPC) for an approved product filed with the applicable National Health Authorities.

‘Serious Unexpected Adverse Drug Reaction’ (‘SUADR’) shall mean an adverse drug reaction which is both serious and unexpected.

‘Date of First Receipt’ (‘DFR’) shall mean the calendar date when the first person at either LEO or GTC is notified of an adverse drug reaction.

§ 4. Database

LEO Drug Safety Department will be responsible for maintaining a complete safety database.

§ 5. SADR Data Exchange

Data exchange will be between the LEO Drug Safety Department and GTC in accordance with the procedures set forth below. The language of all data exchange will be English.

Post marketing SADR reports

SSADRs

GTC receives Post marketing SSADR

•	For cases with fatal outcome or which are life-threatening an alert should be faxed to LEO within ************ calendar days of first receipt

•	GTC forwards by fax (+45 72263287) CIOMS report for all SSADR reports to LEO within ************ calendar days of date of first receipt

•	LEO confirms receipt of fax via fax to GTC

•	LEO databases SSADR

LEO receives Post marketing SSADR

•	LEO notifies GTC by fax (fax No.) of all SSADR reports regardless of medically validated status within ************ calendar days

•	LEO forwards CIOMS report to GTC by fax (fax No.) within ************ calendar days of date of first receipt.

•	GTC confirms receipt of fax via fax to LEO

Non-serious ADRs

GTC will by mail on a monthly basis send a line listing of all non-serious ADRs originating from outside the territory to LEO Drug Safety Department.

LEO will by mail on a monthly basis send a line listing of all non-serious ADRs originating from the territory to GTC.

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

Reports from Literature

LEO Drug Safety Department will have the primary responsibility for reviewing the literature. GTC will assist by notifying of case reports from literature brought to its knowledge from outside the Territory. Reports will be exchanged as for Post Marketing SADR reports.

SSADR Reports from Clinical Trials

All SSADR Reports from Clinical Trials which are considered related to the investigational product by either the reporter or the sponsor will be exchanged with a causality assessment.

GTC will complete causality assessment according to GTCs procedure.

LEO will complete causality assessment according to the procedure of LEO.

GTC receives Clinical SSADR considered related to the investigational product

•	For cases with fatal outcome or which are life-threatening an alert should be faxed to LEO within ************ calendar days of first receipt

•	GTC forwards by fax (+45 72263287) CIOMS report for all SSADR reports to LEO within ************ calendar days of date of first receipt

•	LEO confirms receipt of fax via fax to GTC

•	LEO databases SSADR

LEO receives Clinical SSADR considered related to the investigational product

•	LEO notifies GTC by fax (fax No.) of all SSADR reports within ************ calendar days

•	LEO forwards CIOMS report to GTC by fax (fax No.) within ************ calendar days of date of first receipt.

•	GTC confirms receipt of fax via fax to LEO

LEO will inform ethic committees and investigators as required in the Territory.

GTC will inform ethics committees and investigators as required outside the territory.

§ 6. Pregnancy cases

Information on pregnancy cases will be exchanged between the parties as described for an SSADR above (SSADR reports from clinical trials).

§ 7. Notification of Regulatory Authorities

LEO will be responsible for appropriate regulatory notifications in the Territory.

GTC will be responsible for appropriate regulatory notifications outside the Territory.

§ 8. Regulatory Authority Requests for Additional Information

Additional Information to an Individual Case Report:

The party receiving an individual ADR report first will be responsible for obtaining the requested information from the reporter.

Additional Safety Information of a more General Nature:

Regulatory authority requests for safety information of a more general nature in the Territory will be handled by LEO Drug Safety Department and GTC together. The response will be submitted by LEO to the authority in the Territory.

§ 9. Safety Reports

LEO has the responsibility for preparing PSURs, Annual Safety Reports, periodic line listings as as requested by the authorities in the Territory.

LEO will provide GTC with PSURs and line listings of non-medically confirmed cases on request.

§ 10. Signaling

LEO Drug Safety Department will be responsible for identifying new risks of the product and for informing GTC immediately thereof. GTC will inform LEO Drug Safety Department of any safety concerns identified by GTC.

LEO Drug Safety will ensure inclusion of new safety information in the Investigator’s Brochure and in the Company Core Safety Information (CCSI).

§ 11. Audit

GTC shall be entitled to audit LEO’s Pharmacovigilance systems at any time, upon reasonable notice and during normal business hours, to ensure that the provisions of this Agreement are complied with by LEO.

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

§ 12. Contact Persons

LEO Pharma A/S
Alice Brinch Moerch, MD
Medical Director, Drug Safety
Tel:	+45 72262849
Fax:	+45 72263287
E-mail:	alice.moerch@leo-pharma.com
drug.safety@leo-pharma.com

GTC Biotherapeutics, Inc.
Richard A. Scotland
Vice President, Regulatory Affairs
Tel:	+1 5083705164
Fax:	+1 5089047597
E-mail:	dick.scotland@gtc-bio.com

Any changes in contact persons shall be communicated in writing to the other party without undue delay.

§ 13. Changes in Regulatory Requirements

GTC and LEO agree to update this Agreement according to any changes made in the marketing authorization or in regulatory requirements.

§ 14. Confidentiality

Information and data exchanged under this Agreement shall be considered as confidential information. Such confidentiality obligation will survive the termination of this Agreement by a period of ************ years.

This obligation shall not apply to:

•	Information which is required by law or regulation to be reported to the authorities, such information shall, however, only be disclosed to the relevant authorities;

•	Information which, at the time of disclosure, is already in the public domain;

•	Information which, after disclosure, becomes a part of the public domain by publication through no violation of this Agreement;

•	Information which the receiving party is able to prove to have been in possession of prior to any disclosure. In this case, such party will demonstrate that it is in possession of this information in writing within ************ days of receipt of information, or forego application of this provision;

•	Information which is hereafter lawfully disclosed by a third party to the receiving party, where third party did not acquire the information under a still effective obligation of confidentiality to the other party.

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such ommissions.

§ 15. Term and Termination

This Agreement will be effective from the date of the last signature of the Agreement, provided however that the Licensing and Supply Agreement is in force at this date. If the License and Supply Agreement is not effective at the date of the last signature of this Agreement, then this Agreement will be effective at the effective date of the License and Supply Agreement.

This Agreement will be automatically terminated at the date of termination or expiration of the License and Supply Agreement. The parties agree, however, that after termination of this Agreement, the parties will collaborate on fulfilling the responsibilities of reporting to the authorities, insofar as reporting is required by law.

Any breach of this Agreement which is not remedied within ************ days, shall also be considered a material breach of the License and Supply Agreement.

§ 16. Inconsistencies

To the extent of any conflict or inconsistency between this Agreement and the License and Supply Agreement, the terms of the License and Supply Agreement shall control, unless otherwise agreed to in writing between the parties.

§ 17. Assignability

In case a party assigns, transfers or sub-contracts, in whole or in part, any of its rights and obligations under this Agreement, the party has an obligation to inform the other party.

§ 18. Force Majeure

No party hereto shall be liable for the non-performance of its obligations set forth in this Agreement and no party shall be deemed in breach of its obligations if such non-performance is due to force majeure:

i.e. natural disaster, strikes, civil war or other circumstances beyond the reasonable control of such party, provided such force majeure cannot be overcome by exercising due diligence and provided that the party failing to perform its obligations notifies the other party as soon as possible of the occurrence.

§ 19. Controversy

In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the breach or invalidity hereof, the parties shall try to settle the problem amicably between themselves. Should they fail to agree, the matter in dispute shall be settled in accordance with the provisions on controversy of the License and Supply Agreement.

LEO Pharma A/S	GTC Biotherapeutics, Inc.

Dated:	Dated:

Alice Brinch Moerch Medical Director, Drug Safety	Richard A. Scotland Vice President, Regulatory Affairs